Exhibit 99.1

Triller Corp.
Condensed Consolidated Balance Sheets

As of September 30, 2024 (Unaudited) and December 31, 2023

(in thousands)

	(Unaudited) September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$762	$1,844
Accounts receivable, net	3,141	3,116
Other current assets	2,507	1,287
Total current assets	6,410	6,247
Goodwill	163,425	234,112
Intangible assets, net	15,395	26,880
Deferred tax asset	1,530	2,164
Other assets and long-term receivables	253	571
Operating lease right-of-use assets	22	451
Total Assets	187,035	270,425

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	87,024	77,931
Verzuz settlement accrual	—	59,908
Earn-out liability	9,788	9,373
Other current liabilities	45,606	37,543
Related party advances	28,344	—
Current portion of operating lease liabilities	78	243
Current portion of long-term debt	182,880	172,723
Current liabilities of discontinued operations	2,927	2,927
Total current liabilities	356,647	360,648
Long-term debt	2,304	4,481
Long-term operating lease liabilities	—	18
Warrant liability	3,064	40,978
Other liabilities	795	762
Total liabilities	362,810	406,887

Commitments and contingencies (Note 14)
Redeemable Class B Common Units—$0.00 par value— 873 shares issued and outstanding; aggregate liquidation preference of $0 as of September 30, 2024 and December 31, 2023	—	—

Stockholders’ equity (deficit)
Common Stock—$0.0001 par value; 900,000,000 shares authorized
Series A Common Stock — 159,924 and 0 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	1,133,223	—
Series B Common Stock — 38,263 and 0 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	10,792	—
Preferred Stock —$0.0001 par value; 100,000,000 shares authorized
Series A-1 Preferred Stock — 37,702 and 0 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	253,274	—
Common Units—$0.00 par value; unlimited units authorized
Class A Common Units—0 and 36,068 units outstanding as of September 30, 2024 and December 31, 2023, respectively	—	6,078
Class B Common Units— 0 and 89,651 units outstanding as of September 30, 2024 and December 31, 2023, respectively	—	1,024,437
Class C-1 Common Units—0 and 21,833 outstanding as of September 30, 2024 and December 31, 2023, respectively	—	6,158
Class C-2 Common Units—0 and 38,263 outstanding as of September 30, 2024 and December 31, 2023, respectively	—	10,792
Preferred Units —$0.00 par value; unlimited units authorized
Series A-1 Preferred Units— 0 and 37,702 outstanding as of September 30, 2024 and December 31, 2023, respectively	—	253,274
Series AA-1 Preferred Units— 0 and 3,369 outstanding as of September 30, 2024 and December 31, 2023, respectively	—	30,082
Additional paid-in capital (including declared dividends)	76,469	73,122
Accumulated other comprehensive income	94	95
Accumulated deficit	(1,660,040)	(1,552,145)
Total stockholders’ equity (deficit)—Triller Hold Co LLC	(186,188)	(148,107)
Noncontrolling interest	10,413	11,645
Total stockholders’ equity (deficit)	(175,775)	(136,462)
Total liabilities and stockholders’ equity (deficit)	$187,035	$270,425

See accompanying notes to the condensed consolidated financial statements.

Triller Corp.

Condensed Consolidated Statements of Operations and Comprehensive Loss

For The Nine Months Ended September 30, 2024 and 2023 (unaudited)

	(Unaudited) Nine Months Ended September 30,
	2024	2023
	(in thousands, except per share data)
Revenues, net	$33,285	$33,586
Operating expenses
Cost of revenue	28,852	30,918
Research and development	6,440	7,860
Sales and marketing	15,253	10,680
General and administrative	74,532	34,368
Contingent consideration	—	11,364
Depreciation and amortization	1,707	22,791
Total operating expenses	126,784	117,981
Loss from operations	(93,499)	(84,395)
Other income (expense)
Change in fair value of warrants and debt	25,236	(53,333)
Interest expense	(13,795)	(2,841)
Settlement of anti-dilution provision	(41,111)	—
Gain on cancellation of warrants	7,308	—
Other income (expense)	(303)	167
Other income (expense), net	(22,665)	(56,007)
Loss from continuing operations before income taxes	(116,164)	(140,402)
Income tax benefit (expense)	(705)	6,160
Net loss from continuing operations	(116,869)	(134,242)
Net income (loss) from discontinued operations, net of income taxes	—	200
Net loss	$(116,869)	$(134,042)
Less: Net loss attributable to noncontrolling interests	(8,974)	(2,890)
Net loss attributable to Triller Corp.	$(107,895)	$(131,152)
Comprehensive income (loss)
Net loss	(116,869)	(134,042)
Other comprehensive income (loss), net of taxes
Foreign currency translation adjustment	(1)	(56)
Other comprehensive income (loss), net of taxes	(1)	(56)
Comprehensive loss	(116,870)	(134,098)
Less: Comprehensive loss attributable to noncontrolling interests	(8,974)	(2,890)
Comprehensive loss attributable to Triller Corp.	$(107,896)	$(131,208)
Net loss from continuing operations attributable to Common Stockholders:
Basic and diluted	$(0.63)	$(0.60)
Net income (loss) from discontinued operations attributable to Common Stockholders:
Basic and diluted	$0.00	$0.00
Weighted-average common units used in computation of net income (loss) per Stockholders:
Basic and diluted	212,302	218,722

See accompanying notes to the condensed consolidated financial statements.

Triller Corp.

Condensed Consolidated Statements of Stockholder’s Equity

For The Nine Months Ended September 30, 2024 and 2023 (Unaudited)

	Temporary Equity		Permanent Equity
	Redeemable																					Accumulated		Total Stockholders’
	Class B		Series A		Series B		Series A-1		Class A		Class B		Class C-1		Class C-2		Series A-1		Series AA-1		Additional	Other		Equity	Non-	Total
	Common Units		Common Stock		Common Stock		Preferred Stock		Common Units		Common Units		Common Units		Common Units		Preferred Units		Preferred Units		Paid-in	Comprehensive	Accumulated	Triller	Controlling	Stockholders’
	Units	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Capital	Income	Deficit	Corp.	Interest	Equity
Balance at December 31, 2023	873	$—	—	$—	—	$—	—	$—	36,068	$6,078	89,651	$1,024,437	21,833	$6,158	38,263	$10,792	37,702	$253,274	3,369	$30,082	$73,122	$95	$(1,552,145)	$(148,107)	$11,645	$(136,462)
Conversion of Series AA-1 Preferred Units Convertible Debt	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(950)	(8,637)	—	—	—	(8,637)	—	(8,637)
Issuance of Class B Common Units for Fite Down Round Anti-Dilution	—	—	—	—	—	—	—	—	—	—	6,009	41,111	—	—	—	—	—	—	—	—	—	—	—	41,111	—	41,111
Exercise of Class B Common Unit Warrants and Options	—	—	—	—	—	—	—	—	—	—	57	1	—	—	—	—	—	—	—	—	—	—	—	1	—	1
Issuance of Series A Shares to settle litigation	—	—	3,887	32,744	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	32,744	—	32,744
Corporate Reorganization to C-Corp Series A Common Shares from Class A, B, C-1 and Preferred AA-1 Units	—	—	156,037	1,100,479	—	—	—	—	(36,068)	(6,078)	(95,717)	(1,066,798)	(21,833)	(6,158)	—	—	—	—	(2,419)	(21,445)	—	—	—	—	—	—
Corporate Reorganization to C-Corp Series B Common shares from Class C-2 Units	—	—	—	—	38,263	10,792	—	—	—	—	—	—	—	—	(38,263)	(10,792)	—	—	—	—	—	—	—	—	—	—
Corporate Reorganization to C-Corp Series A-1 Preferred shares from Class A-1 Preferred Units	—	—	—	—	—	—	37,702	253,274	—	—	—	—	—	—	—	—	(37,702)	(253,274)	—	—	—	—	—	—	—	—
Fair value adjustment of warrants	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	411	—	—	411	—	411
Cancellation of warrants in settlement, net	—	—	—	—	—	—			—	—	—	—	—	—	—	—	—	—	—	—	(7,308)	—	—	(7,308)	—	(7,308)
Issuance of Non-controlling Interest by Subsidiary	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,054)	—	—	(3,054)	7,742	4,688
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	1,249	—	—	—	—	—	—	—	—	13,298	—	—	14,547	—	14,547
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(107,895)	(107,895)	(8,974)	(116,869)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(1)	—	(1)	—	(1)
Balance at September 30, 2024	873	$—	159,924	$1,133,223	38,263	$10,792	37,702	$253,274	—	$—	—	$—	—	$—	—	$—	—	$—	—	$—	$76,469	$94	$(1,660,040)	$(186,188)	$10,413	$(175,775)

Triller Corp.

Condensed Consolidated Statements of Stockholder’s Equity (continued)

For The Nine Months Ended September 30, 2024 and 2023 (Unaudited)

	Temporary Equity		Permanent Equity															Total
	Redeemable															Accumulated		Members’
	Class B		Class A		Class B		Class C-1		Class C-2		Series A-1		Series AA-1		Additional	Other		Equity	Non-	Total
	Common Units		Common Units		Common Units		Common Units		Common Units		Preferred Units		Preferred Units		Paid-in	Comprehensive	Accumulated	Triller	Controlling	Members’
	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Units	Amount	Capital	Income	Deficit	Inc.	Interest	Equity
Balance at December 31, 2022	873	$—	36,068	$6,078	73,988	$957,028	21,833	$6,158	46,651	$13,158	37,702	$253,274	3,369	$30,082	$71,683	$271	$(1,257,455)	$80,277	$4,872	$85,149
Conversion of Class C-2 Common Units to Class B Common Units	—	—	—	—	8,388	2,366	—	—	(8,388)	(2,366)	—	—	—	—	—	—	—	—	—	—
Issuance of Class B Common Units for acquisition earn-out settlement	—	—	—	—	2,616	18,419	—	—	—	—	—	—	—	—	—	—	—	18,419	—	18,419
Exercise of Warrants	—	—	—	—	933	740	—	—	—	—	—	—	—	—	—	—	—	740	—	740
Issuance of non-controlling interest	—	—	—	—	—	—	—	—	—	—	—	—	—	—	790	—	—	790	3,371	4,161
Unit-based compensation	—	—	—	—	—	6,547	—	—	—	—	—	—	—	—	—	—	—	6,547	—	6,547
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(131,152)	(131,152)	(2,890)	(134,042)
Other comprehensive loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(56)	—	(56)	—	(56)
Balance at September 30, 2023	873	$—	36,068	$6,078	85,925	$985,100	21,833	$6,158	38,263	$10,792	37,702	$253,274	3,369	$30,082	$72,473	$215	$(1,388,607)	$(24,435)	$5,353	$(19,082)

See accompanying notes to the condensed consolidated financial statements.

Triller Corp.
Condensed Consolidated Statements of Cash Flows

For The Nine Months Ended September 30, 2024 and 2023 (unaudited)

	(Unaudited) Nine Months Ended September 30,
	2024	2023
	(In thousands)
Cash flows from operating activities
Net loss	$(116,869)	$(134,042)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,707	22,791
Asset derecognition due to Verzuz settlement	82,003	—
Stock-based compensation	14,547	6,547
Settlement of anti-dilution provision	41,111	—
Gain on cancellation of warrants	(7,308)	—
Issuance of Series A Common Stock to settle litigation	32,744	—
Non-cash interest expense	2,059	605
Deferred income taxes	634	(6,217)
Change in fair value of warrant liability	(37,503)	23,845
Change in fair value of earn-out liabilities	—	11,364
Change in fair value of debt	12,267	29,289
Loss on return of BKFC shares to sellers	3,000	—
Loss on extinguishment of debt	—	400
Other noncash adjustments	1,854	331
Changes in assets and liabilities:
Accounts receivable	(113)	(1,135)
Other current assets	(1,220)	(1,042)
Other assets	127	253
Accounts payable and accrued expenses	9,490	12,925
Verzuz settlement accrual	(79,908)	—
Operating lease assets and liabilities, net	245	(134)
Other current liabilities	8,063	5,619
Other liabilities	33	(5,380)
Net cash used in operating activities	(33,037)	(33,981)
Cash flows from investing activities
Purchase of property and equipment	(19)	(119)
Capitalization of internally developed software	(1,406)	(2,800)
Net cash used in investing activities	(1,425)	(2,919)
Cash flows from financing activities
Proceeds from convertible debt	4,480	31,717
Proceeds from related party promissory notes	28,695	—
Proceeds from notes payable	7,983	—
Cash paid for earn-out liabilities	—	(203)
Exercise of options and warrants	2	740
Repayment of long-term debt due to related parties	(7,779)	(832)
Net cash provided by financing activities	33,381	31,422
Cash flows from operating activities of discontinued operations	—	2,747
Net change in cash, cash equivalents, and restricted cash	(1,081)	(2,731)
Foreign exchange effect on cash, cash equivalents and restricted cash	(1)	(56)
Cash, cash equivalents, and restricted cash at the beginning of the year	1,844	3,754
Cash, cash equivalents, and restricted cash at the end of the period	$762	$967

Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$762	$967
Restricted cash	—	—
Total cash, cash equivalents, and restricted cash	$762	$967

See accompanying notes to the condensed consolidated financial statements.

Triller Corp.

Condensed Consolidated Statements of Cash Flows (continued)

For The Nine Months Ended September 30, 2024 and 2023 (unaudited)

	(Unaudited) Nine Months Ended September 30,
	2024	2023
	(In thousands)

Supplemental cash flow data
Cash paid for income taxes	$38	$95
Cash paid for interest	$6,160	$185

Supplemental disclosure of noncash investing and financing activities:
Series AA-1 Preferred Units converted to Convertible debt	$8,637	$—
Entered into convertible debt to settle short-term payable	—	11,768
Units issued to settle acquisition earnout	—	18,419
Conversion of Class C-2 units to Class B Units	—	2,366
Conversion of subsidiary debt of non-controlling interest of subsidiary	—	800
Issuance of non-controlling interest by subsidiary	—	2,617
Convertible debt extinguished in Verzuz Settlement	20,000	—
Total noncash investing and financing activities	$28,637	$35,970

See accompanying notes to the condensed consolidated financial statements.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

NOTE 1 – ORGANIZATION AND BUSINESS DESCRIPTION

Triller Hold Co LLC (“Triller LLC”) was legally formed on October 8, 2019 and purchased a 100% stake in Triller Platform Co. (formerly known as Triller, Inc.), which became a wholly owned subsidiary of Triller LLC. Triller Platform Co. is viewed as the predecessor of Triller LLC and its consolidated subsidiaries. Effective April 18, 2024, Triller LLC completed an internal reorganization (the “Reorganization” or “Triller Reorganization”) that resulted in Triller LLC, the parent entity prior to the Reorganization, becoming a wholly owned subsidiary of Triller Corp. (the “Company” or “Triller”), a Delaware corporation.

Triller Corp. is deemed to be the same entity as Triller LLC and the Reorganization was deemed a reorganization of entities under common control. As a result, Triller presented the unaudited condensed consolidated balance sheets and condensed consolidated statements of operations and comprehensive loss of Triller LLC for all periods prior to the Reorganization. Unless the context suggests otherwise, references to “Triller” or the “Company” refer to (i) Triller Hold Co LLC and its consolidated subsidiaries prior to the Reorganization. and (ii) Triller Corp. and its consolidated subsidiaries following the Reorganization

Triller is a global, artificial intelligence, or AI, powered technology platform where creators such as influencers, artists, athletes, public figures, and consumer brands build direct relationships with their audiences to create awareness, drive content consumption, generate commerce and shape culture. Since the launch of the Triller app, a short-form video app similar to TikTok, the Company has raised more than $420 million in capital, established more than 436 million consumer accounts across the platform, dramatically expanded its portfolio of offerings through organic growth and strategic acquisitions, and have become a diversified technology platform for the creation, distribution, measurement and monetization of digital, live and virtual content. Triller also produces trendsetting music, sports, lifestyle, fashion and entertainment content that creates cultural moments, attracts users to the platform and drives social interaction that serves as a cultural wellspring across digital society.

In June 2022, the Company’s management announced its intentions to strategically divest its Triller Fight Club event production business (“TFC Productions”). As of June 30, 2022, TFC Productions was no longer being operated by the Company and the Company no longer incurs any material production and operating costs associated with the component. As a result of these actions, TFC Productions is reported as a discontinued operation in the condensed consolidated financial statements for all periods presented. The assets and liabilities of the discontinued operations have been aggregated and reported on separate lines of the condensed consolidated balance sheets. See Note 19, Discontinued Operations, for further details.

In connection with the 2022 Senior Convertible Debt Financing described in Note 10, Debt, concurrent with the issuance of a Senior Convertible Note on August 18, 2022 with Total Formation Inc. (“TFI”), all Class A common units, Class B common units, and Class C-1 common units held by TFI, Castle Lion Investments Limited and Fubon Financial Holding Venture Capital Co. Ltd. were converted into Series A-1 preferred units; warrants to purchase Class B common units held by TFI were exchanged for a warrant to purchase Series A-1 preferred units; and convertible notes issued to certain of the Company’s affiliates were converted into Series AA-1 preferred units. As a result of the Reorganization, all of the Series A-1 Preferred Units were converted into Series A-1 Preferred Stock with the same rights as the Series A-1 Preferred Units.

While TFI was a preferred unitholder, the Company’s founders and their affiliates continued to hold a controlling interest in the Company through their rights as owners of Class C-2 Common Units. As a result of the Reorganization, the Class C-2 Common Units were converted into Series B Common Stock with the same rights as the Class C-2 Common Units.

The founding members of Triller Hold Co LLC were Triller Acquisition LLC (controlling interest holders), Triller Legacy LLC, and Mashtraxx Limited. Triller Acquisition LLC was formed for the sole purpose of holding the ownership of 80,281,500 of the Company’s Class A Common Units held by its founders and their affiliates, which, at that time, represented controlling interest in Triller Hold Co LLC. Triller Acquisition LLC had no other assets, liabilities or operations. On August 17, 2022, the Company exchanged the 80,281,500 Class A Common Units held by Triller Acquisition LLC for either Class C-2 Common Units (in the case of the founders and their affiliates) or Class C-1 Common Units (in the case of other holders), and effectively dissolved Triller Acquisition LLC by merger into Triller Hold Co LLC. Triller Legacy LLC and Mashtraxx Limited continued to hold their original Class A Common Units. The founders and their affiliates continued to hold a controlling interest in the Company through their rights as owners of Class C-2 Common Units, as further described in Note 5, Members’ Equity.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Prior to the Reorganization, the Company had five classes of common equity. Four were capital interests designated Class A Common Units, Class B Common Units, Class C-1 Common Units and Class C-2 Common Units. The fifth was a class of profit interests designated Service Provider Units (“SPUs”). Each Class A Common Unit had one vote, each Class C-2 Common Unit had 10 votes, and the Class B Common Units and Class C-1 Common Units were non-voting. The Company also had issued two classes of preferred equity, designated Series A-1 Preferred Units (one vote per unit) and Series AA-1 Preferred Units (non-voting). In addition to the capital interests and profits interests described above, the Company had authorized the issuance of rights to purchase capital interests in the form of warrants to purchase Class A Common Units, warrants to purchase Class B Common Units and warrants to purchase Series A-1 Preferred Units (collectively, the “Warrants”).

Upon the Reorganization, Class A Common Units, Class B Common Units, Class C-1 Common Units, and the Series AA-1 Preferred Units were converted to Series A Common Stock at a 1:1 ratio; the Class C-2 Common Units were converted to Class B Common Stock at a 1:1 ratio; and the Series A-1 Preferred Units were converted to Series A-1 Preferred Stock at a 1:1 ratio. Refer to Note 5, Members’ Equity, for further details.

Accordingly, references to “Units” herein refer to the Company’s pre-Reorganization Class A Common Units, Class B Common Units, Class C-1 Common Units, Series AA-1 Units, Class C-2 Common Units and Series A-1 Preferred Units. References to “Stock” relate to the Company’s Series A Common Stock, Series B Common Stock and Series A-1 Preferred Stock, which arose following the Reorganization.

Effective October 15, 2024, Triller consummated the merger with AGBA Group Holdings Limited (“AGBA”) pursuant to which Triller became a wholly owned subsidiary of AGBA. See further details regarding the merger within Note 3, AGBA Merger Transaction.

Going Concern

The accompanying unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2024 were prepared assuming the Company will continue as a going concern, which contemplates that the Company will continue in operation and will be able to realize its assets and settle its liabilities and commitments in the normal course of business for a period of at least one year from the issuance date of these financial statements.

The Company has incurred significant losses from operations and negative cash flows from operations every year since inception and expects to continue to incur losses. At September 30, 2024, the Company had cash and cash equivalents of $0.8 million, a working capital deficit of $350.2 million, and an accumulated deficit of $1,660.0 million. For the nine months ended September 30, 2024, the Company incurred a net loss of $116.9 million. The Company’s operations have been financed primarily through the sale of equity and debt securities.

On October 15, 2024, the Company completed its merger with AGBA to form Triller Group, Inc., a publicly traded company. Triller Group, Inc. intends to finance its future development and its working capital needs largely from the sale of equity securities and with additional funding from other traditional financing sources.

The Company has determined that the prevailing conditions and ongoing liquidity risks encountered by the Company raise substantial doubt about the ability to continue as a going concern for at least one year following the date these unaudited condensed consolidated financial statements are issued. The ability to continue as a going concern is dependent on the Company’s ability to successfully implement its current operating plan and fund-raising exercises. The Company believes that it will be able to grow its revenue base and control expenditures. In parallel, the Company will monitor its capital structure and operating plans and search for potential funding alternatives in order to finance the development activities and operating expenses. The Company is continuing its plan to further grow and expand operations and seek sources of capital to pay the contractual obligations as they come due. To access capital to fund operations or provide growth capital, the Company will need to raise capital in one or more debt and/or equity offerings.

However, the Company cannot predict the exact amount or timing of the alternatives or guarantee those alternatives will be favorable to its shareholders. Any failure to obtain financing when required will have a material adverse impact on the Company’s business, operation and financial result. Please refer to AGBA’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed on March 28, 2024, for further information about the liquidity and going concern of Triller Group, Inc.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, the financial statements do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements have been derived from and should be read in conjunction with the Company’s audited annual condensed consolidated financial statements as of and for the years ended December 31, 2023 and 2022 that are included elsewhere in this registration statement (the “Annual Financial Statements”). The interim results for the nine months ended September 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

Principles of Consolidation

The condensed consolidated financial statements include the accounts and operations of the Company, including all the subsidiaries in which the Company has a controlling financial interest. In accordance with the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, the Company consolidates any variable interest entity (“VIE”) of which it is considered to be a primary beneficiary. The typical condition for a controlling financial interest is holding a majority of the voting interests of an entity. However, a controlling financial interest may also exist in entities such as VIEs, through arrangements that do not involve holding a majority of the voting interests.

The Company consolidates any VIE of which the Company is the primary beneficiary, which is defined as the party that has (a) the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance and (b) the obligation to absorb losses or receive benefits from the VIE that could potentially be significant to the VIE. The Company does not consolidate a VIE in which it has a majority ownership interest when it is not considered the primary beneficiary. The Company considers the provisions within the contractual arrangements that grants the Company power to manage and make decisions that affect the operation of its VIEs. The Company considers whether the rights granted to the other investors under the contractual arrangements are more protective in nature, rather than substantive participating rights. The Company evaluates its relationships with any consolidated VIE on an ongoing basis to determine whether it continues to be the primary beneficiary. All significant intercompany transactions and account balances have been eliminated in consolidation.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates and assumptions reflected in the condensed consolidated financial statements relate to and include, but are not limited to, determining the fair value of equity consideration transferred, assets acquired and liabilities assumed in business combinations, including fair value estimates of intangible assets; the fair value of unit-based compensation; the fair value of contingent earn-out liabilities; the fair value of debt for which the fair value option has been elected, the fair value of warrant liabilities, internally developed software; impairment of goodwill and intangible assets with definite lives and other long-lived assets; and income taxes.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates.

Risks and Uncertainties

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy are not determinable as of the date of these condensed consolidated financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these condensed consolidated financial statements.

Cash and Cash Equivalents

The Company accounts for cash and cash equivalents under FASB ASC 305, “Cash and Cash Equivalents”, and considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Cash and cash equivalents include cash in banks and cash on hand. There was no restricted cash as of September 30, 2024 or December 31, 2023.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalent balances in highly-rated financial institutions, and such balances at times may exceed federally insured limits. The Company has not experienced any loss relating to cash and cash equivalents in these accounts. As of September 30, 2024, the Company had one customer that comprised over 10% of consolidated accounts receivable and comprised approximately 24.3% of consolidated accounts receivable. As of December 31, 2023, the Company had one customer that comprised over 10% of consolidated accounts receivable and comprised approximately 18.2% of consolidated accounts receivable. During the nine months ended September 30, 2024 and 2023, the Company had a single customer which accounted for approximately 24.4% and 16.7% of consolidated revenue, respectively. The Company manages its exposure to credit risk by performing ongoing evaluation of its customers’ credit worthiness and the amount of credit extended to them.

Accounts Receivable and Allowance for Doubtful Accounts

The Company’s payment terms of accounts receivable vary by the types of services offered. For certain services and customers, the Company requires payment before services are delivered to the customer. Accounts receivable are recorded on the condensed consolidated balance sheet at the invoiced amount less any allowance for credit risk to reserve for potentially uncollectible receivables. Changes in the allowance for credit risk are recorded in general and administrative expense in the condensed consolidated statement of operations and comprehensive loss. To determine the amount of the allowance, the Company estimates all expected credits losses based on historical experience, current conditions and reasonable and supportable forecasts.

The Company’s accounts receivable balances are predominantly with a third-party aggregator, subject to normal credit risks which management believes to be insignificant. As of September 30, 2024 and December 31, 2023, the balance of the allowance for doubtful accounts was $0.3 million and $0.4 million, respectively. Bad debt expense was immaterial and $0.1 million for the nine months ended September 30, 2024 and 2023, respectively.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Property and Equipment

Property and Equipment are included in Other assets on the condensed consolidated balance sheets and long-term receivables, and includes the following categories: computers, vehicles, leasehold improvements and furniture. The Company follows ASC 360, Property, Plant, and Equipment, for its property and equipment, which are stated at cost less accumulated depreciation. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets (principally 3 years).

Property and equipment is reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required. If the carrying amount of the long- lived asset is not recoverable from its undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset. When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets. The Company did not recognize any impairment losses on property and equipment for any of the periods presented in the financial statements.

Intangible Assets

Intangible assets with definite lives are stated at cost less accumulated amortization. Amortization is calculated on a straight-line basis over their estimated useful lives. Refer to Note 13, Goodwill and Intangible Assets, for details on intangible assets.

Intangible assets with definite lives are reviewed for impairment whenever events or circumstances indicate their carrying value may not be recoverable. When such events or circumstances arise, an estimate of future undiscounted cash flows produced by the asset, or the appropriate grouping of assets, is compared to the asset’s carrying value to determine if impairment exists. If the asset is determined to be impaired, the impairment loss is measured based on the excess of its carrying value over its fair value. Assets to be disposed of are reported at the lower of carrying value or net realizable value. The Company recorded an impairment loss in the amount of $11.3 million in the accompanying financial statements as of September 30, 2024 and no impairment loss as of September 30, 2023, respectively.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. The Company reviews goodwill for impairment at least annually at the reporting unit level or when a triggering event occurs that indicates that the fair value of the reporting unit may be below its carrying amount.

The Company performs its annual impairment test of goodwill in the fourth quarter of each fiscal year. First, the Company assesses qualitative factors to determine whether a quantitative impairment test is necessary. If that qualitative assessment indicates that it is more likely than not that goodwill is impaired, the Company performs a quantitative test to compare the fair value of the reporting unit with the carrying amount, including goodwill, of the reporting unit. If the qualitative assessment indicates that it is not more likely than not that goodwill is impaired, no further testing is necessary. The goodwill impairment loss, if any, represents the excess of the carrying amount of the reporting unit over the fair value of the reporting unit. There have been no impairment charges recorded on goodwill in any of the periods presented in the condensed consolidated financial statements. As of September 30, 2024 and December 31, 2023, the Company had only one reporting unit, and all of the Company’s goodwill was included therein. The single reporting unit had a negative carrying amount of net assets as of September 30, 2024.

Capitalized Software

The Company accounts for the cost of software that is developed or obtained for internal use pursuant to ASC 350-40, Intangibles, Goodwill and Other — Internal-Use Software. The Company expenses software development costs, including costs to develop software products or the software components of products to be sold leased or marketed to external users before the technological feasibility is reached. Software development costs also include costs to develop software to meet internal needs and cloud-based applications used to deliver its services. Application development costs are capitalized once the preliminary project phase is complete, and it is probable that the software will complete development. As of September 30, 2024 and December 31, 2023, the Company’s capitalized software, net of accumulated amortization, was $1.5 million and $0.3 million, respectively, which are included in intangible assets, net on the accompanying condensed consolidated balance sheets.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Capitalized software development costs are stated at gross cost less accumulated amortization. Recoverability of these capitalized costs is determined at each balance sheet date by comparing the forecasted future revenues from the related product, based on management’s best estimates using appropriate assumptions and projections at the time, to the carrying amount of the capitalized software development costs. If the carrying value is determined not to be recoverable from future revenues, an impairment loss is recognized equal to the amount by which the carrying amount exceeds the future revenues. When existing software is replaced with new software, the unamortized costs of the old software are expensed when the new software is ready for its intended use. The Company recorded an impairment in the amount of $13.2 million in the condensed consolidated financial statements as of December 31, 2023. There have been no impairment charges recorded on capitalized software development costs in the condensed consolidated financial statements as of September 30, 2024.

Foreign currency translation

The Company applies ASC 830, Foreign Currency Matters, to translate the financial statements of foreign subsidiaries that are denominated in foreign currencies, using period-end rates of exchange for assets and liabilities, average rates of exchange for the period for revenues, costs, and expenses, and historical rates for equity. Translation adjustments are included in determining other comprehensive income or loss on the condensed consolidated statement of operations and comprehensive loss. Cumulative translation gains or losses are presented in Accumulated other comprehensive income on the condensed consolidated balance sheets and statements of unitholders’ equity.

Leases

The Company adopted lease accounting under ASC 842, Leases, in 2022, having previously accounted for leases under ASC 840. Under ASC 842, the Company, as a lessee, records a right-of-use asset and a corresponding lease liability for most lease arrangements on its condensed consolidated balance sheets. Leases with a term greater than one year are included in operating lease right-of-use (“ROU”) assets and lease liabilities on the Company’s condensed consolidated balance sheets. The Company elected to use the practical expedient for short-term leases, and therefore does not record operating lease ROU assets or lease liabilities associated with leases with durations of 12 months or less.

The lease liability is initially measured at the present value of the future minimum lease payments over the lease term at the lease commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Company’s incremental borrowing rate on secured borrowings for the same term as the underlying lease. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located.

The ROU asset represents the right to use the leased asset for the lease term, and is initially measured at cost, which primarily comprises the initial amount of the lease liability, plus initial direct costs incurred, if any, less any lease incentives received. All ROU assets are reviewed for impairment.

Leases are classified as either finance leases or operating leases. A lease is classified as a finance lease if any one of the following criteria are met: (a) the lease transfers ownership of the asset by the end of the lease term, (b) the lease contains an option to purchase the asset that is reasonably certain to be exercised, (c) the lease term is for a major part of the remaining useful life of the asset or (d) the present value of the lease payments equals or exceeds substantially all of the fair value of the asset. A lease is classified as an operating lease if it does not meet any of these criteria.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Lease payments included in the measurement of the lease liability sometimes comprise the following: the fixed noncancelable lease payments, payments for optional renewal periods where it is reasonably certain the renewal period will be exercised, and payments for early termination options unless it is reasonably certain the lease will not be terminated early.

Lease cost for finance leases consists of the amortization of the right-of-use asset on a straight-line basis over the lease term and interest expense determined on an amortized cost basis. The lease payments are allocated between a reduction of the lease liability and interest expense. An operating lease’s cost is recognized on a straight-line basis over the lease term.

Variable lease payments that depend on an index or variable rate may be included in certain leases and are included in the lease asset and lease liability. The variable lease payments that do not depend on an index or variable rate are expensed as incurred and not included in the lease assets and lease liabilities.

Some of the Company’s lease agreements contain lease and non-lease components. Non-lease components primarily include payments for maintenance and utilities. The Company has elected the practical expedient to combine fixed payments for non-lease components with lease payments and account for them together as a single lease component which increases the amount of lease assets and lease liabilities.

Operating lease right-of-use assets and current and long-term operating lease liabilities are presented on the condensed consolidated balance sheets.

Fair Value Measurement

ASC 820, Fair Value Measurement, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy based on the observability of the inputs and distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1	–	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	–	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3	–	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein were based upon certain market assumptions and pertinent information available to management as of September 30, 2024 and December 31, 2023. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company measures warrant liabilities, certain convertible notes, and contingent earn-out liabilities at fair value on a recurring basis. Refer to Note 11, Fair Value Measurements, for details.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Segments

The Company’s Chief Executive Officer (CEO) is its chief operating decision maker. Triller has determined that it has a single reportable segment. The CEO evaluates performance and makes operating decisions about allocating resources based on financial data presented on a consolidated basis. Since its inception, the Company has invested significant resources in building and assembling the Triller platform for creators, who are individuals and corporate brands, by growing the platform organically and through various business acquisitions.

While disaggregated revenue information is reviewed when evaluating businesses to be acquired, once the acquisitions occur, the CEO reviews and makes operating decisions about allocating Triller’s resources solely based on financial data presented on a consolidated basis. This is because today, individuals are brands as much as corporate entities. Creators use the Triller platform to connect with other creators and consumers to drive awareness, engagement and monetization for brands. Brands engage the power of influencers, who are individuals, brands, celebrities and/or personalities, to be the storytellers for the brands. The Triller platform supports all creators in this ecosystem.

Business Combinations

The Company includes the results of operations of businesses acquired as of the date of acquisition. Fair values of the assets acquired and liabilities assumed are determined based on the estimated fair values as of the respective date of acquisition. The excess purchase price over the fair values of identifiable assets and liabilities acquired is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgments and estimates including the selection of valuation methodologies, estimates of future revenue and cash flows, discount rates, and comparison to peer companies. Estimates of fair value are based on assumptions the Company believes to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. Certain information that is indeterminable at the time of the acquisition becomes subject to a subsequent measurement period, which is generally limited to one year. During the measurement period, which may be up to one year from the acquisition date, adjustments to the value of the assets acquired and liabilities assumed may be recorded with a corresponding offset to goodwill. At the conclusion of the measurement period, any subsequent adjustments are reflected in the condensed consolidated statements of operations and comprehensive loss.

Transaction costs associated with business combinations are expensed as incurred and are generally included in General and administrative expenses in the condensed consolidated statements of operations and comprehensive loss.

Revenue Recognition

ASC 606, Revenue from Contracts with Customers requires a company to recognize revenues when it transfers goods or services to customers, either at a point in time or over time, in an amount that reflects the consideration that the company expects to receive for those goods or services.

The Company recognizes revenues following the five-step model prescribed under ASC 606: (i) identify contract(s) with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract, and (v) recognize revenues when (or as) the performance obligation is satisfied.

Revenue from contracts with customers excludes any sales incentives and amounts collected on behalf of third parties. The Company expenses sales commissions when incurred when the amortization period (the period of the expected benefit) is one year or less. These costs are recorded within sales and marketing expenses. Certain customers receive cash-based incentives or credits, which are accounted for as variable consideration. The Company estimates these amounts based on the expected amount to be provided to customers which reduces revenues.

Revenue is primarily derived from several activities including, but not limited to, brand sponsorship, subscription fees and events. See Note 4, Revenue, for further details.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Cost of Revenues

Cost of revenues related to the social media application primarily consists of expenses related to talent and influencers for brand activations. The live-event portion of cost of revenues relate to license fees, event rights fees, revenue sharing costs, production costs, and influencer costs, among others.

Advertising

Marketing and advertising costs are expensed as incurred and were $9.1 million and $6.1 million for the nine months ended September 30, 2024 and 2023, respectively, excluding discontinued operations.

Sales Taxes

The Company records sales and other taxes collected from customers and subsequently remitted to government authorities as accounts receivable with a corresponding offset to sales tax payable. The Company removes the sales tax payable balances from the condensed consolidated balance sheets as cash is collected from the customer and remitted to the tax authority.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes, under the asset and liability method, which requires the recognition of deferred tax assets and deferred tax liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, Triller determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets only to the extent it believes that these assets are more likely than not to be realized. The Company sets up valuation allowances against its gross deferred tax assets to the extent such deferred tax assets may not be realizable. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If it is estimated that the Company is able to realize a benefit from deferred tax assets in the future in excess of their net recorded amount, an adjustment to the deferred tax asset valuation allowance would be recorded, which would reduce the provision for income taxes on the condensed consolidated statements of operations and comprehensive loss.

The Company records uncertain tax positions on the basis of a two-step process in which (1) the Company determines whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. See Note 12, Income Taxes, for additional information.

The Company records interest and penalties related to uncertain tax positions within the provision for income taxes in the condensed consolidated statements of operations and comprehensive loss.

Stock-Based Compensation

Following the Reorganization, the Company measures compensation expense for share options and other awards in accordance with ASC 718, Compensation — Stock Compensation. Stock-based compensation cost is recognized over the requisite service period for time-vesting awards and, for awards with a performance condition, over the requisite service period if the performance condition is probable of achievement. The compensation expense of the Company’s stock-based compensation programs is calculated by estimating the fair value of the awards on the date of grant. For Class A and Class B Common Warrants and Share Options, the Company determines the grant date fair value using a Black-Scholes model with a weighted average time to vesting. For SPUs, the Company determines the grant date fair value utilizing an option pricing method, considering a discount for lack of marketability. As the Company’s equity is not publicly traded, there is no history of market prices for the Company’s equity. Thus, estimating the grant date fair value requires the Company to make assumptions, including the value of the Company’s equity, expected time to liquidity, and expected volatility.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

See Note 9, Stock-Based Compensation, for a discussion of the Company’s share-based compensation plans.

Earnings (Loss) per Share

Following the Reorganization, basic earnings (loss) per share is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding during the period, in accordance with ASC 260-10, Earnings per Share. Diluted earnings (loss) per share is computed by dividing net earnings (loss) by the weighted average shares outstanding during the period after adjusting for the impact of securities that would have a dilutive effect on earnings (loss) per share. Dilutive EPS is computed by dividing net income (loss) by the sum of the weighted average number of common stock outstanding, and the dilutive shares.

See Note 6, Net Loss per Share, for additional information on dilutive securities.

Prior Period Reclassifications

Certain reclassifications have been made to the prior period financial statements to conform with the current year presentation.

Recently Adopted Accounting Standards

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326). The new guidance replaces the incurred loss impairment methodology in current GAAP with a methodology that utilizes a forward-looking expected loss model rather than the incurred loss model for recognizing credit losses. For accounts receivable held at the reporting date and measured at an amortized cost basis, the Company would be required to estimate all expected credits losses based on historical experience, current conditions and reasonable and supportable forecasts. On November 15, 2019, the FASB issued ASU 2019-10, which delayed the effective date for ASU 2016-13 for non-public companies to annual periods beginning after December 15, 2022. The standard was adopted as of January 1, 2023. There was no material impact on the Company’s financial position or results of operations as result of the adoption.

Recently Issued Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which expands disclosures about a public entity’s reportable segments and requires more enhanced information about a reportable segment’s expenses, interim segment profit or loss, and how a public entity’s chief operating decision maker uses reported segment profit or loss information in assessing segment performance and allocating resources. The update will be effective for annual periods beginning after December 15, 2023 and interim periods beginning after December 15, 2024. The Company is assessing the effect of this update on the condensed consolidated financial statement disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which expands disclosures in an entity’s income tax rate reconciliation table and regarding cash taxes paid both in the U.S. and foreign jurisdictions. The update will be effective for annual periods beginning after December 15, 2024. The Company is assessing the effect of this update on the condensed consolidated financial statement disclosures.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

In March 2024, the FASB issued ASU 2024-01, Compensation – Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards, which adds an illustrative example aimed at clarifying the scope application of a profit interest award in accordance with Topic 718. The update will be effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. Upon adoption, the new standard is not expected to have an impact on the Company’s financial position or results of operations.

NOTE 3 – MERGER TRANSACTION

The Company entered into the Agreement and Plan of Merger (“Merger Agreement”) with AGBA, AGBA Social Inc., a wholly owned subsidiary of AGBA which was incorporated in Delaware (“Merger Sub”), Triller, and Bobby Sarnevesht, solely as representative of the Triller stockholders (collectively, the “Parties”), on April 16, 2024 as amended on August 30, 2024 and further amended on October 10, 2024. Pursuant to the Merger Agreement, (i) Triller completed the Triller Reorganization (as discussed in Note 1, Organization and Business Description), (ii) AGBA domesticated to the United States as a Delaware corporation (the “AGBA Domestication”), pursuant to which, among other things, all of AGBA’s ordinary shares, par value $0.001 per share were automatically converted into the same number of shares of Delaware Parent common stock (AGBA, when domesticated as a Delaware corporation, is sometimes referred to as “Delaware Parent”), and (iii) after giving effect to the Triller Reorganization and the AGBA Domestication, Merger Sub was merged into Triller, with Triller surviving the Merger and becoming a wholly owned subsidiary of Delaware Parent (the “Merger”).

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Super Voting Agreement

Immediately prior to the closing of the Merger Agreement, Delaware Parent will issue an aggregate of 30,851 shares of super voting Series B Preferred Stock (the “Super Voting Shares”) to Green Nature Limited (“GNL”), the holder of the Delaware Parent Series B Preferred Shares and an affiliate of AGBA’s current majority shareholder, which shares shall give GNL approximately 65% of the total voting power of all voting shares of Delaware Parent. At the closing of the Merger Agreement, GNL and the Company will enter into a voting agreement (the “Voting Agreement”) so as to provide that GNL will vote its Series B Preferred Shares in favor of electing Mr. Sarnevesht as a director of Delaware Parent through December 31, 2025.

Subsequent to the date of these unaudited interim condensed consolidated financial statements, the Parties amended certain terms of the Merger Agreement and consummated the Merger.

Consummation of the Merger

On October 15, 2024 (the “Closing Date”), Triller and Triller Group Inc., a Delaware corporation (formerly known as AGBA) (prior to the closing, “AGBA” and after the Closing Date, “Triller Group”), consummated the Merger pursuant to that certain Merger Agreement. Pursuant to the Merger Agreement, Merger Sub merged into Triller, with Triller as the surviving corporation and a wholly owned subsidiary of Triller Group.

As a result of and upon the effective time of the Merger, among other things:

(1)	A reverse share split of the ordinary shares of AGBA, par value $0.000516395 per share (“AGBA Ordinary Shares”) at the ratio of 1 to 4 (the “Reverse Share Split”) was implemented. Triller Group’s shares commenced trading on a split-adjusted basis on October 16, 2024 under the symbol “ILLR”;

(2)	The Triller Group’s jurisdiction of incorporation was changed by deregistering as a business company in the British Virgin Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Domestication was a condition to closing the Merger; and

(3)	Triller Group acquired 100% of the outstanding capital stock and conversion of all restricted stock units of Triller, in exchange for which it:

a.	issued 83,468,631 shares of common stock of Triller Group, par value $0.0001 per share (“Triller Group Common Stock”), to the Triller stockholders,

b.	issued 24,206,246 shares of Triller Group Common Stock to Triller Group Inc. as escrow agent,

c.	issued 11,801,804 shares of preferred stock of Triller Group, par value $0.0001 per share (“Triller Group Series A-1 Preferred Stock”) to the holders of Triller preferred stock, which are affiliated with the Company’s majority shareholder,

d.	issued 30,851 shares of Triller Group Series B Preferred Stock to Green Nature Limited,

e.	converted all existing Triller restricted stock units into 16,908,829 Triller Group restricted stock units (“Triller Group RSUs”), and reserved an aggregate of 16,908,829 shares of Triller Group Common Stock for future issuance upon the vesting of the Triller Group RSUs, and

f.	adjusted an aggregate of 49,697,115 Triller warrants which are to be reissued as Triller Group warrants in replacement thereof (the “Triller Group Replacement Warrants”).

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As of the closing date, and immediately following the consummation of the transactions contemplated by the Merger Agreement, Triller Group had approximately 154,992,185 shares of Triller Group Common Stock outstanding, subject to the remeasurement.

NOTE 4 – REVENUE

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. Collectability is determined by performing ongoing credit evaluations and monitoring customer accounts receivable balances. Sales tax, including value added tax, is excluded from reported revenue. The Company derives its revenues from revenue-share and service fees generated (a) from Brands for brand sponsorships and advertising, (b) from media Brands for broadcasting or streaming of live events and (c) from consumers for live event ticket sales, digital pay-per-view sales, subscriptions and merchandise.

Brand Sponsorships and Advertising

Brand revenue includes revenue sharing and service fee arrangements. Revenue share comes from advertising, events, pay-per-view fees, subscription fees and merchandise sales that are transacted via our Technology Platform. Service fees come from Brands that utilize our Technology Platform to reach consumers via a combination of campaign fees, sponsorship fees, transaction fees and SaaS fees, including monthly subscription fees.

Advertising Revenue: The Company’s Technology Platform provides Brands a variety of advertising services including AI-powered conversations and the augmentation and execution of advertising campaigns. Advertising revenue is generated from advertisements, either displayed on a device-specific application, browser or as part of an event. Brand sponsorship revenue is generally recognized as advertisements are viewed, if on a device-specific application or browser or when events occur with participation of the sponsor. Revenue from brand sponsorship agreements for which consideration is variable based on number of impressions delivered over the contract term is recognized when the performance obligation is satisfied when the advertisement is displayed. Revenue from brand sponsorship agreements for which consideration is a fixed fee is recognized either on the date of the event when the advertisement is displayed, or allocated evenly to each event in a series of events over the applicable contractual service period as the advertisements are displayed, which is typically over a period of less than one year.

Subscription fees: The Company’s Technology Platform provides streaming services that acquires content licensing from various sport and entertainment franchises to provide a content rich environment for both subscription based and pay-per-view consumption both across a variety of platforms including mobile phones, tablets, PCs, streaming devices, set-top-boxes and connected TVs. Subscriptions for streaming services are through third party streaming service providers, examples include All Elite Wrestling (“AEW”) in the case of Triller TV. Revenue from streaming subscriptions is recognized ratably over the life of a subscription.

Event Pay-per-view Fees: Unlike subscription fees, the Company’s Technology Platform, via its streaming service provides pay-per-view services for premium content and events. Revenue from streaming pay-per-view events is recognized at the time the event airs.

Campaign fees: As part of advertising campaign services, the Company provides campaign services that are integral to the advertising campaign. The Company’s Technology platform provides brand AI-powered advertising campaigns as well as branded AI-powered virtual assistants and chatbots to subscriber companies. Revenue from the use of our technology platform consists of initial setup fees and monthly platform access fees, which are both recognized ratably over the life of the advertising campaign.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

As part of advertising campaign services, the Company may receive pay per click transaction fees and pay per message fees for certain campaigns. Transaction fees are recognized in the month that consumers receive or interact with the advertised content.

SaaS fees: The Company’s Technology Platform provides data, analytics and other marketing services to brands and advertising agencies with access to a database of profiled Brands and Creators and their associated audiences, giving them the ability to enlist Creators to develop and share captivating stories to market their products and services. Our SaaS platform provides our customers a detailed dashboard to measure all creator driven marketing campaigns as well as a marketplace allowing e-commerce brands to automate the process of on-boarding creators with per-transaction incentives for enabling e-commerce transactions. Revenue from SaaS platform subscriptions is recognized ratably over the life of a subscription.

Brands revenue includes revenue sharing and service fee arrangements. Revenue share comes from advertising, premium content, events, pay-per-view fees, subscription fees and merchandise sales that are transacted via our Technology Platform.

In arrangements where another party is involved in providing specified services to a customer, such as a distributor of the Company’s content for subscription and pay-per-view programming, the Company evaluates whether the Company is the principal or agent in the arrangement. In this evaluation, the Company considers if the Company obtains control of the specified goods or services before they are transferred to the customer, as well as other indicators such as the party primarily responsible for fulfillment and discretion in establishing price. For revenue arrangements where the Company is not the principal, the Company recognizes revenue on a net basis. The Company has revenue-share arrangements where the Company is the principal, such as serving as the provider of content for subscription and pay-per-view programming. Revenue from continuing operations from revenue-share arrangements was $11.1 million and $12.0 million for the nine months ended September 30, 2024 and 2023, respectively. Costs associated with revenue-share arrangements are recognized as part of cost of revenue. For the nine months ended September 30, 2024 and 2023, cost of revenue paid to third parties amounted to $5.9 million for both periods, respectively. The Company determined that it was the principal for all subscription and pay-per-view arrangements during the nine months ended September 30, 2024 and 2023; no revenue was recognized on an agent net basis for those periods.

Live Event Ticket Sales and Streaming “Consumer Revenue”

The Company’s live event revenues consist principally of (a) licensing fees from media rights to broadcast or stream the events, and (b) in-venue, pay-per-view, subscriptions, ticket sales and merchandise sales. For event- related media licensing contracts, the transaction price is either fixed for an event or a series of events, or variable based on the achievement of certain metrics, such as number of viewers. Revenue from media licensing contracts may be for a single-event or for a series of events. Revenue from media licensing contracts for a series of events is allocated evenly over the number of events as those events provide substantially similar benefits to the customer. Media licensing revenue is recognized when the event has concluded as the performance obligation is satisfied, and variable revenue is determinable. Revenue from live event in-venue ticket sales is recognized on the date the event is completed when the performance obligation is satisfied, and variable revenue is determinable. Variable consideration for pay-per-view ticket sales are estimated and recognized when the event is aired based on initial estimates of pay-per-view ticket sales received from the third-party distributors, which are updated each reporting period based on the latest information available. Revenue from merchandise sales is recognized when the merchandise is sold at an event or based on the terms of the contract for merchandise licensing.

The Company generally expenses sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within selling and marketing expenses in the condensed consolidated statements of operations and comprehensive loss. The Company’s capitalized commissions for the nine months ended September 30, 2024 and 2023 were immaterial.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Disaggregation of Revenue

As discussed in Note 2 – Segments, the Triller platform supports all creators in the social media ecosystem. Economic factors impact all creators and users of the Triller platform, and by extension the Company’s revenue streams, in a similar manner.

In the following table, revenue is disaggregated by primary geographical market (in thousands):

	Nine Months Ended September 30,
Country/Region	2024	2023
United States	25,895	23,881
United Kingdom	3,206	3,981
Canada	745	1,371
Australia	802	1,080
Germany	489	572
Rest of Europe	1,266	1,489
Rest of Americas	348	508
Rest of Asia Pacific	429	657
Others	105	47
	33,285	33,586

In the following table, revenue is disaggregated by Brand and Consumer Revenue (in thousands):

		Brands Revenue
	Total	Brands for Brand Sponsorship and Advertising	Media Brands for Streaming of Live Events	Total Consumer Revenue
Nine Months Ended September 30, 2024	33,285	17,747	2,102	13,436
Nine Months Ended September 30, 2023	33,586	20,592	2,260	10,734

In the following table, revenue is disaggregated by Point In Time and Over Time Revenue (in thousands):

	Total	Point In Time	Over Time
Nine Months Ended September 30, 2024	33,285	15,214	18,071
Nine Months Ended September 30, 2023	33,586	19,360	14,226

Contract Balances

The following table provides information about contract assets and contract liabilities from Brand Sponsorships and Advertising, and Live Event Ticket Sales and Streaming contracts with customers (in thousands):

	September 30, 2024	December 31, 2023
Receivables, included in accounts receivable	$3,141	$3,116
Contract liabilities, included in other current liabilities	$2,548	$6,159

Receivables relate to brand sponsorship and advertising, and live event media licensing and ticket sales contracts for which the performance obligation has been satisfied, have extended payment terms and are expected to be received and paid in the next twelve months. Receivables increased $0.0 million for the nine-month period ended September 30, 2024.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The Company reviews the status of the then-outstanding accounts receivable on a customer-by-customer basis, taking into consideration the aging schedule of receivables, its historical collection experience, current information regarding the client, subsequent collection history, and other relevant data, in establishing the allowance for doubtful accounts. Accounts receivable is presented net of an allowance for doubtful accounts of $0.3 million at September 30, 2024 and 2023, respectively. Accounts receivable are written off against the allowance for doubtful accounts when the Company determines amounts are no longer collectible. The additional reserves and write-offs during the nine months ended September 30, 2024 and 2023 were immaterial to the financial statements.

Contract liabilities relate to payments received in advance of the performance obligations being satisfied under the brand sponsorship and advertising and live event media licensing and ticket sales contracts and are recognized as revenue at the points in time when the Company performs under the contracts. Performance obligations related to the Brand Sponsorship and Advertising contracts are considered satisfied when each advertisement is shown. Brand Sponsorship and Advertising contracts tend to span 1 to 3 months from the time the Company enters into the contract with the customer to the time that the events take place and performance obligations are satisfied. Performance obligations related to the Live Event Ticket Sales and Streaming contracts are considered satisfied when each live event takes place. Live Event Ticket Sales and Streaming contracts tend to span 1 to 12 months from the time the Company enters into the contract with the customer to the time the events take place and performance obligations are satisfied. Accordingly, all contract liabilities are classified as current liabilities, and the Company does not have any contract costs classified as contract assets. As of September 30, 2024, the Company estimates that all of its contract liabilities will be recognized as revenue within the next twelve months.

Contract liabilities decreased by $3.6 million during the nine months ended September 30, 2024 due to revenue recognized for events held and advertisements shown during the period, offset by payments received from customers prior to the satisfaction of performance obligations.

ASC 606 requires an entity to disclose the revenue recognized in the reporting period from performance obligations satisfied (or partially satisfied) in previous periods (for example, due to changes in transaction price). For the nine months ended September 30, 2024 and 2023, there were no revenues recognized relating to performance obligations satisfied or partially satisfied in prior periods.

NOTE 5 – STOCKHOLDERS’ EQUITY

Stockholders’ equity

Classes of Units/Units Authorized Prior to Reorganization

Through April 17, 2024, the Company was a limited liability company (See Note 1, Organization and Business Description). The Company’s equity interests were divided into “units” and issued, tracked and transferred in a manner analogous to equity interests in a corporation. The Company had seven classes of units. Six were capital interests designated as Class A Common Units, Class B Common Units, Class C-1 Common Units, Class C-2 Common Units, Series A-1 Preferred Units and Series AA-1 Preferred Units. The seventh was a class of profit interests designated as Service Provider Units (“SPUs”). On August 17, 2022, the Company had converted its former Class A Common Units to either Class C-2 Common Units (in the case of the founders and their affiliates) or Class C-1 Common Units (in the case of other holders) and began to issue preferred units.

The Company was authorized to issue 48,470,485 Series A-1 Preferred Units (subject to automatic increase with respect to antidilution adjustments and/or issuance of additional A-1 units as a result of warrants or convertible debt) and an unlimited number of Series AA-1 Preferred Units, Class A Common Units, Class B Common Units, Class C-1 Common Units, Class C-2 Common Units, and SPUs.

Classes of Shares/Shares Authorized Following the Reorganization

As a result of the Reorganization on April 18, 2024, the Company became a Delaware C-Corporation (See Note 1, Organization and Business Description). The Company authorized capital stock of 900,000,000 shares of common stock and 100,000,000 shares of preferred stock. The Company issued Series A and Series B Common Stock and Series A-1 Preferred Stock, which are included in outstanding common stock on the Company’s Consolidated Balance Sheet as of September 30, 2024.

The Company was required to reserve and keep available out of its authorized but unissued shares of common stock such number of shares sufficient to affect the conversion of all shares granted and available for grant under the Company’s stock award plans. The number of shares of the Company’s stock reserved for these purposes at September 30, 2024 was 117,531,510.

The board of directors was authorized to establish, from time to time, the number of shares to be included in each series of preferred stock, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each series of preferred stock, and any of its qualifications, limitations or restrictions.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Voting Rights

Prior to the Company’s Reorganization, each Series A-1 and Class A Common Unit was entitled to one vote, each Class C-2 Common Unit had 10 votes and the Series AA-1 Preferred Units, Class B Common Units and Class C-1 Common Units were non-voting. The Operating Agreement also provided for certain special protective rights for the Series A-1 unit holders, such that certain company actions, as specified in the LLC Agreement, were prohibited without the affirmative vote or written consent of a majority-in-interest of the Series A-1 Preferred unit holders. The Board of Directors of the Company was comprised of up to nine directors.

As a result of the Reorganization, each share of Series A Common Stock is entitled to one vote and each share of Class B Common Stock was entitled to 10 votes. Each holder of outstanding shares of Preferred Stock was entitled to cast the number of votes equal to the number of whole shares of Series A Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote.

General Distributions

Prior to the Company’s Reorganization, distributions were only made in such amounts and at such times as determined by the Board of Directors in its sole and absolute discretion. Distributions, if declared by the Board, were made (i) solely to the holders of Series A-1 Preferred Units until such time as their preferred unreturned capital value has been reduced to zero; and (ii) after the payment of all distributions required by clause (i), to all unit holders other than the holders of Series AA-1 Units, pro rata in accordance with their percentage interests; provided, however that each SPU structured as a profits interest were included only to the extent that the company valuation, as of the date of such distribution, exceeds each respective profit interest’s “base valuation” (as defined in the LLC Agreement).

Following the Company’s Reorganization, distributions will only be made in respect of any ownership interest of each stockholder and in such amounts and at such times as determined by the Board of Directors in its sole and absolute discretion.

Distributions upon Liquidation or Deemed Liquidation

In the event of any voluntary or involuntary liquidation of the Company or Deemed Liquidation Event (defined below), the holders of Preferred Stock are entitled to receive, prior to any payment to the holders of common shareholders or SPUs, and in the following order of priority, the following amounts: (i) first, ratably to the holders of Series A-1 Preferred Stock, an amount per share equal to their preferred unreturned capital value; (ii) second, to the extent there remain any amounts available after the payments required by clause (i), ratably to the holders of Series AA-1 Preferred Stock, an amount equal to the greater of (x) their preferred unreturned capital value. Then, any remaining cash or property will be distributed among the holders of Series A-1 Preferred Stock and common stock pro rata in accordance with their aggregate holdings, treated as a single class . “Deemed Liquidation Events” as defined in the certificate of incorporation included (i) mergers or consolidations in which the units outstanding prior to such merger or consolidation do not continue to represent at least a majority of the voting power of the equity securities of the surviving or resulting entity, or (ii) the sale or other disposition of all or substantially all the Company’s assets.

A “Deemed Liquidation” redemption feature in an equity security could cause a forced redemption of shares by the Company due to a factor that is outside of the Company’s control, thus resulting in the equity being classified in temporary or mezzanine equity. However, the Company’s “Deemed Liquidation” distribution clause falls into an exception from temporary equity classification because there would be a distribution to all of the Company’s classes of shareholders and each class of shareholders would receive the same form of consideration in the event of a “Deemed Liquidation”.

Other Potential Equity Securities

In addition to the capital interests and profits interests described above, following the Reorganization, the Company has authorized the issuance of rights to purchase capital interests in the form of warrants to purchase Series A Common Stock, warrants to purchase Series B Common Stock and warrants to purchase Series A-1 Preferred Stock (collectively, “Warrants”). Refer to Note 7, Warrants, for further details on the Company’s Warrants. The Company has also issued convertible promissory notes payable that are convertible into stock. Refer to Note 10, Debt, for further details on the Company’s convertible promissory notes payable.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

In 2021, the Company authorized the creation of its 2021 Unit Option Plan (“Options Plan”). The Options Plan reserves 117,531,510 Class B Common Units for future issuance upon the issuance and settlement of equity awards and the exercise of options to purchase Class B Common Units (“Options”) issued to service providers of the Company.

In January 2022, a shareholder elected to redeem approximately 0.9 million units of the redeemable Class B Common Units for $7.3 million in cash due from the Company. The redemption of the Triller units has not been effected as of September 30, 2024, and these units were converted to Series A Common Stock as a result of the Merger. Since the redeemed units were not paid as of September 30, 2024, $7.3 million was reflected on the condensed consolidated financial statements within other current liabilities.

Future Stock Issuances

Antidilution

Following the Reorganization, certain of the Company’s agreements for business acquisitions and subscription agreements for the sale of common stock include antidilution clauses that require the Company to issue additional shares of Series A Common Stock in certain circumstances, including in the event the Company issues shares in a subsequent financing transaction for consideration at a lower value per stock than the value the counterparty paid for their stock. The counterparties to these agreements are existing stockholders. The economic impact of these antidilution clauses is analogous to that of antidilution adjustments to the conversion price of convertible instruments. Through September 30, 2024, certain financing transactions were executed that may give effect to the antidilution clauses in several contracts. However, except for the activity noted below, to date, the Company has not issued any additional stock pending further evaluation of whether all requisite criteria were met, discussions with the counterparties to the contracts, and approval by the Board of Directors. The number of additional Triller, Corp. stock that may be issued under these clauses is not yet known at this time.

2024 Activity

During the nine months ended September 30, 2024, the Company entered into a Unit Issuance Agreement dated February 5, 2024 with the former stockholders of the Company’s subsidiary Flipps Media, Inc. (together with certain assignees thereof, the “Recipients”) providing for the issuance to the Recipients of up to 6,008,818 Class B Common Units and the cancellation of up to 1,600,002 warrants with a weighted average exercise price of $2.035 held by the Recipients in full and final satisfaction of the Recipients’ antidilution rights under the agreements governing the Company’s acquisition of Flipps Media, Inc. The parties held the closing under the agreement on February 12, 2024. Upon consummation of the Reorganization, the Class B Common Units will be exchanged into shares of the Company’s Series A Common Stock.

On January 11, 2024, the Company entered into a Debt Modification and Equity Reclassification Agreement with Aryana Healthcare Foundation, BASM Hold Co LLC and BAS Living Trust whereby the Company cancelled and exchanged each promissory note held by these entities as well as 949,812 Series AA-1 Preferred Units held by these entities and issued in exchange (i) 7.5% unsecured subordinated convertible promissory notes in the aggregate principal amount of $15.8 million to the Aryana Health Care Foundation, AS Trust, BAS Living Trust and BASM HoldCo LLC and (ii) warrants to purchase 2,418,898 Class B Common Units at an exercise price per unit of $0.01 to the Aryana Health Care Foundation, AS Trust and BASM HoldCo LLC. Bobby Sarnevesht, one of the Company’s founders and Chief Executive Officer, is the trustee of the BAS Living Trust and his mother Julia Hashemieh, is an affiliate of the Aryana Health Care Foundation, BASM HoldCo LLC and the trustee of the AS Trust. Refer to Note 10, Debt, for further details on the convertible debt. Upon consummation of the Reorganization, the Series AA-1 Preferred Units will be exchanged into shares of the Company’s Series A-1 Preferred Stock.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

2023 Activity

During the year ended December 31, 2023, the Company issued an aggregate of 2,616,268 Class B Common Units in satisfaction of its obligations under purchase agreements pertaining to the Company’s acquisitions of its Julius and BKFC subsidiaries.

NOTE 6 – NET LOSS PER SHARE

Basic net income per share is computed by dividing net income attributable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing net income attributable to common shareholders by the weighted-average number of common shares outstanding during the period adjusted to include the effect of potentially dilutive securities. Potentially dilutive securities are excluded from the computation of dilutive earnings per share in periods in which the effect would be antidilutive.

As of April 18, 2024, the Company’s Class A Common Units, Class B Common Units, Class C-1 Common Units, and Series AA-1 Units were converted to Series A Common Stock and the Company’s Class C-2 Common Units were converted to Series B Common Stock. Accordingly, the Company’s Class A Common Units, Class B Common Units, Class C-1 Common Units, and Series AA-1 Units are referred to herein as Series A Common Stock and the Company Class C-2 Common Units are referred to herein as Series B Common Stock for the period from April 18, 2024 through September 30, 2024.

The Company presents net loss per share using the two-class method required for multiple classes of common shares and participating securities. Prior to the Company’s share conversion that occurred on April 18, 2024, shares of the Company’s Class A, Class B, Class C-1 and Class C-2 Common Units were considered participating securities in which holders equally share net losses (common shareholders). Upon the conversion of shares on April 18, 2024, shares of the Company’s Series A Common Stock and Series B Common Stock were considered participating securities in which holders equally share net losses (common shareholders).

The Company has not allocated a portion of the net loss to SPUs (“profit interests”) because the Company is operating at a loss and no obligation exists to make a pro rata distribution to holders of the SPUs. Additionally, the holders of SPUs do not have a contractual obligation to fund the Company’s losses, when and if they occur.

The computation of the Company’s basic and diluted net loss per share is as follows (in thousands, except per unit amounts):

	(in thousands, except per share amounts) Nine Months Ended September 30, 2024
	Series A	Series B	Class A	Class B	Class C-1	Class C-2	Totals

Net loss from continuing operations attributable to common shareholders	$(67,664)	$(14,536)	$(7,928)	$(28,149)	$(5,397)	$(9,458)	$(133,131)
Weighted average shares outstanding, basic and diluted	107,903	23,181	12,643	44,887	8,606	15,082	212,302
Net loss from continuing operations per share, basic and diluted	$(0.63)	$(0.63)	$(0.63)	$(0.63)	$(0.63)	$(0.63)	$(0.63)

	(in thousands, except per unit amounts) Nine Months Ended September 30, 2023
	Series A	Series B	Class A	Class B	Class C-1	Class C-2	Totals

Net loss from continuing operations attributable to common unitholders	$-	$-	$(21,661)	$(70,925)	$(13,112)	$(25,654)	$(131,352)
Weighted average units outstanding, basic and diluted	-	-	36,069	118,102	21,833	42,719	218,722
Net loss from continuing operations per unit basic and diluted	$-	$-	$(0.60)	$(0.60)	$(0.60)	$(0.60)	$(0.60)

For the nine months ended September 30, 2024 and 2023, the weighted average shares outstanding includes potential shares from warrants of 20,673,480 and 13,821,504, respectively, due to their low exercise price (less than $0.10).

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

A reconciliation of the numerator of the loss per common share is as follows:

	(in thousands) Nine Months Ended September 30,
Numerator	2024	2023
Net loss from continuing operation	$(116,869)	$(134,242)
Net loss attributable to non-controlling interest from continuing operations	(8,974)	(2,890)
Net loss attributable to Triller shareholders	(107,895)	(131,352)

Adjustments to numerator:
Gain on change in fair value of warrants and long-term debt (1)	(25,236)	—
Total adjustments to numerator	(25,236)	—
Adjusted net loss from continuing operation attributable to common shareholders	$(133,131)	$(131,352)

(1)	For the nine months ended September 30, 2023, the loss on the change in fair value of warrants and debt million was not included as an adjustment to the numerator in the adjusted net loss per share calculation because the effect would be anti-dilutive.

For all periods presented, potentially dilutive shares relating to unit options, warrants, and convertible notes were not included in the computation of diluted net loss per share as the effect of including these units in the calculation would have been anti-dilutive. Triller excluded the following potential common shares from the calculation of diluted net loss per unit attributable to common shareholders for the nine months ended September 30, 2024 and 2023:

	(in thousands) Nine Months Ended September 30, 2023,
	2024	2023
Options	10,808	12,119
Warrants	123,074	126,856
Convertible Notes (if-converted)	90,555	12,365
Total	224,437	151,340

Refer to the face of the condensed consolidated statements of operations and comprehensive loss for basic and diluted net loss per share for discontinued operations.

NOTE 7 – WARRANTS

The Company has issued Warrants in exchange for goods and services as well as in conjunction with capital raising and debt financing. The Company has traditionally issued Warrants (i) to investors and “finders” in connection with its capital raising efforts, (ii) to various service providers providing goods and services to the Company and its affiliates, and (iii) to acquisition target securityholders. With respect to Warrants issued to service providers of the Company, the Company has traditionally issued such Warrants to (i) brand ambassadors and social media influencers, (ii) musicians performing at events hosted by the Company and its affiliates, (iii) employees as part of their overall compensation packages, and (iv) to copyright holders licensing use of controlled works of authorship to the Company and its affiliates. The Company has typically leveraged the issuance of Warrants in negotiations with various parties to reduce the cash payments the Company would otherwise have to make in order to secure the services of such parties.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Some of the Company’s financing-related warrants, which includes Class A, Class B, and Series A Common Warrants as described below, contain provisions that cause the warrants to not solely be indexed to the Company’s own shares. Specifically, there are two adjustments to the settlement amount of these warrants that are not inputs to a standard “fixed-for-fixed” option pricing model: (a) a provision for calculating the fair market value of the underlying Common Stock for a cashless exercise when the Company’s shares are not publicly traded at the time of exercise, which assumes there is no illiquidity discount to those shares; and (b) a provision for a reduction to the exercise price to the price of the underlying shares upon a reorganization, reclassification, or change of control transaction if the price of those shares after such transaction is less than the exercise price in effect immediately before such transaction. Since these warrants are not necessarily indexed to the Company’s own shares, they are classified as liabilities and measured at fair value in accordance with ASC 815-40-15, with subsequent changes in fair value recorded in Change in fair value of warrants and long-term debt on the condensed consolidated statements of operations and comprehensive loss.

For details on the Company’s financial impact of compensatory warrants subject to ASC 718, refer to Note 9, Stock-Based Compensation. For financial impacts of non-compensatory warrants that are related to the Company’s financing activities and are classified as liabilities, refer to Note 11, Fair Value Measurements.

Class A Common Warrants

Warrants to purchase Class A Common Units were issued between October 22, 2019 and September 18, 2020. Each Class A Common Warrant is exercisable for the number of Class A Common Units stated in such Warrant at prices ranging from $1.00 to $2.50 per unit. A total of 0 and 10,618,304 Class A Common Warrants were issued and outstanding as of September 30, 2024 and December 31, 2023, respectively, subject to vesting requirements ranging from fully vested upon issuance to 48 equal monthly installments, beginning on the one-month anniversary date of issuance. Effective April 18, 2024, the Company’s Class A Common Warrants were converted into Series A Common Warrants in connection with the internal Reorganization.

Certain Class A Common Warrants are subject to performance-based vesting conditions. The Class A Common Warrants’ expiration dates range from July 9, 2027 to November 4, 2029. No Class A Common Warrants have been exercised as of September 30, 2024 or December 31, 2023. Of the total Class A Common Warrants that were outstanding as of September 30, 2024 and December 31, 2023, 0 and 4,188,304, respectively, were classified as liabilities because certain adjustments to the settlement amounts of these warrants cause the warrants to not solely be indexed to the Company’s own units. The liability-classified Class A Common Warrants are recorded at fair value with subsequent changes in fair value reflected in Change in fair value of warrants and long-term debt within Other income (expense), net on the condensed consolidated statements of operations and comprehensive loss. The remaining Class A Common Warrants are classified in equity and are not subject to remeasurement. Refer to Note 9, Stock-Based Compensation, for further details relating to certain equity classified warrants.

A summary of both equity and liability classified Class A Common Warrants for the nine months ended September 30, 2024 was as follows:

Class A Common Warrants
Outstanding at December 31, 2023	10,618,304
Issued	195,000
Forfeited
Converted to Series A Common Warrants	(10,813,304)
Outstanding at September 30, 2024	—

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Class B Common Warrants

Each Class B Common Warrant is exercisable for the number of Class B Common Units stated in such Warrant at prices ranging from $0.01 to $8.36 per unit. A total of 0 and 123,677,697 Class B Common Warrants are issued and outstanding as of September 30, 2024 and December 31, 2023, respectively. These warrants are subject to vesting requirements ranging from fully vested upon issuance to 48 equal monthly installments, beginning on the one-month anniversary date of issuance. Effective April 18, 2024, the Company’s Class B Common Warrants were converted into Series A Common Warrants in connection with the internal Reorganization.

Certain Class B Common Warrants are subject to performance-based vesting conditions. The Class B Common Warrants’ expiration dates range from March 1, 2025 to August 3, 2035. As of September 30, 2024, 4,094,106 Class B Warrants have been exercised in exchange for proceeds of approximately $12.6 million. Of the total Class B Common Warrants that are outstanding as of September 30, 2024 and December 31, 2023, 0 and 3,775,259, respectively, are classified as liabilities because certain adjustments to the settlement amounts to these warrants cause the warrants to not solely be indexed to the Company’s own units. All liability-classified warrants were issued during 2020. The liability-classified Class B Common Warrants are recorded at fair value with subsequent changes in fair value reflected in Other income (expense) on the condensed consolidated statements of operations and comprehensive loss. The remaining Class B Common Warrants are classified in equity and are not subject to remeasurement. Refer to Note 9, Stock-Based Compensation, for further details relating to certain equity classified warrants.

 A summary of both equity and liability-classified Class B Common Warrants for the nine months ended September 30, 2024 was as follows:

Class B Common Warrants
Outstanding at December 31, 2023	123,677,697
Granted	3,035,559
Exercised	(56,417)
Forfeited	—
Cancelled	(2,000,002)
Converted to Series A Common Warrants	(124,656,837)
Outstanding at September 30, 2024	—

Series A Common Warrants

Effective April 18, 2024, the Company’s Class A Common Warrants and Class B Common Warrants were converted into Series A Common Warrants in connection with the internal Reorganization.

Certain Series A Warrants are subject to performance-based vesting conditions. The Series A Common Warrants’ expiration dates range from March 1, 2025 to August 3, 2035. As of September 30, 2024, no Series A Common Warrants have been exercised. Of the total Series A Common Warrants that are outstanding as of September 30, 2024 and December 31, 2023, 7,963,563 and 0, respectively, are classified as liabilities because certain adjustments to the settlement amounts to these warrants cause the warrants to not solely be indexed to the Company’s own shares. The liability-classified Series A Common Warrants are recorded at fair value with subsequent changes in fair value reflected in Change in fair value of warrants and debt on the condensed consolidated statements of operations and comprehensive loss.

A summary of both equity and liability-classified Series A Common Warrants for the nine months ended September 30, 2024 was as follows:

Series A Common Warrants
Outstanding at December 31, 2023	—
Conversion of Class A Common Warrants	10,813,304
Conversion of Class B Common Warrants	124,656,837
Forfeited	—
Outstanding at September 30, 2024	135,470,141

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Series A-1 Preferred Warrants

Series A-1 Preferred Warrants were issued on August 18, 2022 in connection with the issuance of a Senior Convertible Promissory Note. Refer to Note 10, Debt, for further information on the Series A-1 Preferred Warrants.

BKFC Warrants

In April and May 2023, the Company’s subsidiary, Bare Knuckle Fighting Championships, Inc. (“BKFC”), issued warrants to purchase 215,000 shares of common stock of BKFC as equity-based compensation to various service providers. Each warrant is exercisable in whole or in part at the election of the holder at an exercise price per share of $5.233 and expires on the fifth (5th) anniversary of its issuance date. Warrants to purchase BKFC shares have also been issued in connection with certain financing transactions. See Note 10, Debt, for further details related to these warrants for BKFC shares.

NOTE 8 – OPERATING LEASES AND RIGHT OF USE (ROU) ASSETS

There have been no significant changes to the operating leases and right of use assets from that reported in the Annual Financial Statements included elsewhere in this registration statement.

NOTE 9 – STOCK-BASED COMPENSATION

Prior to the Reorganization, the Company issues stock-based compensation in the form of (i) Warrants to purchase Class A Common Units and Class B Common Units; (ii) SPUs (issued both under and outside the Company’s 2020 Profits Interest Plan); and (iii) Options to purchase Class A Common Units under the Company’s 2021 Unit Option Plan.

See Note 5, Members’ Equity, and Note 7, Warrants, for a discussion of Warrants to purchase Series A Common Stock and Series B Common Stock.

The Company has issued SPUs to brand ambassadors, social media influencers, various musicians and other parties who have provided services such as live performances to the Company and its affiliates. See Note 5, Members’ Equity, for a discussion of SPUs.

The Company issues Options to purchase Class A Common Units (“Options”) under its 2021 Unit Option Plan. The Company issues Options to employees and independent contractors providing services to the Company and its affiliates. All of the Options issued to date contain continued service vesting conditions and vest over four years with a first-year cliff. Exercise prices range from $5.63 to $11.35 per Class A Common Units. As of September 30, 2024, there were 10,807,859 issued and outstanding Options. Upon consummation of the Reorganization, the Options were exchanged into Options to purchase Series A Common Stock.

The fair value of the equity awards is estimated on the grant date using the Black-Scholes option-pricing model and the assumptions noted below for the nine months ended September 30, 2024 and 2023:

Expected Term: Given the lack of historical employee turnover data and the Company’s share or share options not being publicly traded, post-vesting employee turnover and exercise behavior is subject to significant uncertainty. For employee share options, the Simplified Formula was used to estimate the expected term of the unvested options, which averages the time to vest and contractual term of the options.

Risk-Free Rate: The risk-free rates were based on the U.S. Treasury Note maturing at approximately the same time as the share options.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Dividend Yield: The dividend yield was 0 percent as Triller does not pay dividends and management does not expect to declare or pay dividends in the foreseeable future.

Expected volatility: As the Company’s common shares are not publicly traded and it has no publicly traded share options, an actual or implied volatility could not be calculated. However, the expected equity volatilities were based on the historical volatilities of guideline public companies as of the grant dates of the options.

Service Provider Units (“SPUs”)

A summary of SPU activity and related information for the nine months ended September 30, 2024 was as follows:

	SPU’s	Weighted Average Fair Value
Outstanding at December 31, 2023	13,721,466	$2.11
Unvested at December 31, 2023	1,000,000	$2.01
Vested and expected to vest at December 31, 2023	12,721,466	$3.36
Granted	—	—
Vested	—	—
Forfeited	—	—
Expired	—	$—
Outstanding at September 30, 2024	13,721,466	$2.11
Unvested at September 30, 2024	1,000,000	$2.01
Vested and expected to vest at September 30, 2024	12,721,466	$3.36

There is no unrecognized stock-based compensation expense as of September 30, 2024 related to SPUs. On October 16, as part of the Merger, 9,635,812 SPUs were converted into 1,598,158 shares of Triller Group, Inc. Series A Common Stock and 4,085,654 SPUs were cancelled.

Class A Common Warrants

A summary of equity-classified Class A Common Warrant activity and related information for the nine months ended September 30, 2024 was as follows:

	Class A Common Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2023	6,430,000	$1.02	5.42
Granted	195,000	1.00	8
Exercised	—	—	—
Forfeited	—	—	—
Expired	—	—	—
Conversion to Series A Warrants	(6,625,000)	1.02	4.63
Outstanding at September 30, 2024	—	$—	—

There is no unrecognized stock-based compensation expense as of September 30, 2024 related to Class A Common Warrants.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Class B Common Warrants

A summary of equity-classified Class B Common Warrant activity and related information for the nine months ended September 30, 2024 was as follows:

	Class B Common Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2023	119,902,438	$5.27	3.10
Granted	3,035,559	0.09	58.93
Exercised	(56,417)	0.01	4.75
Cancelled	(2,000,002)	2.04	2.42
Expired	—	—	—
Conversion to Series A Warrants	(120,881,578)	5.18	2.40
Outstanding at September 30, 2024	—	$—	—

As of September 30, 2024, total unrecognized stock-based compensation expense related to Class B Common Warrants is $0.2 million, which is expected to be recognized over a weighted-average period of 1.03 years.

Series A Warrants

A summary of equity-classified Series A Warrant activity and related information for the nine months ended September 30, 2024 was as follows:

	Series A Common Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2023	—	$—	—
Converted Class A Common Warrants	6,625,000	1.02	4.625
Converted Class B Common Warrants	120,881,578	5.18	2.40
Forfeited	—	—	—
Expired	—	—	—
Outstanding at September 30, 2024	127,506,578	$4.98	2.5

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Unit Options (“Options”)

A summary of Option activity and related information for the nine months ended September 30, 2024 was as follows:

	Common Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Outstanding at December 31, 2023	10,807,859	$8.01	8.21
Granted	—	—	—
Exercised	—	—	—
Forfeited	—	—	—
Expired	—	—	—
Outstanding at September 30, 2024	10,807,859	$8.01	7.96

As of September 30, 2024, total unrecognized unit-based compensation expense related to Options is $6.74 million, which is expected to be recognized over a weighted-average period of 1.75 years. As a result of the Merger, all outstanding options were cancelled.

Restricted Performance Units

In July 2022, the Company granted the Company’s CEO 4,961,248 restricted Common B Units, which are subject to both time based and performance based vesting conditions. The performance stock condition requires the Company to be publicly listed. To the extent any of the performance-based requirement is met, the Company’s CEO must also provide continued service to the Company through 180 days after the initial public listing to receive the Common B Units underlying the grant.

The fair value of the restricted Common B Units was $56.4 million, and have a grant date fair value per share of $11.37, which was estimated using an option pricing model in a hybrid framework. At September 30, 2024, the Company had unrecognized employee unit-based compensation expense of approximately $56.4 million, which is expected to be recognized over the 180 day period after achieving an initial public listing of securities.

Compensation Expense

For each Class B Warrant granted, the Company determines the grant date fair value utilizing an option pricing model, considering a discount for lack of marketability. The estimated fair value of each Common Warrant granted was determined on the grant date using the Black-Scholes option pricing model with the following assumptions for the nine months ended September 30, 2024 and 2023:

	Class B Common Warrants
	Nine months ended September 30,
	2024	2023
Expected volatility	65.0%	85%
Expected term (years)	5.0	5.0
Expected dividend yield	0%	0%
Risk-free interest rate	3.84%	3.99%
Grant date fair value per unit	$6.84	$7.04

The estimated fair value of each common option granted to employees was determined on the grant date using the Black-Scholes option pricing model with the following assumptions for the nine months ended September 30, 2023:

Options
Nine Months Ended September 30, 2023
Expected volatility	75.0%
Expected term (years)	6.98
Expected dividend yield	0%
Risk-free interest rate	3.86%
Grant date fair value per unit	$5.0065

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

No common options were granted to employees for the nine months ended September 30, 2024.

Total unit-based or stock-based compensation cost was as follows (in thousands):

	Nine months ended September 30,
	2024	2023
Cost of revenues	$709	$783
Research and development	102	830
Selling and marketing	530	905
General and administrative	2,649	4,029
Total unit-based or stock-based compensation expense	$3,990	$6,547

NOTE 10 – DEBT

Debt is summarized as follows (in thousands):

	Outstanding principal	Carrying value	Carrying value
	September 30, 2024	September 30, 2024	December 31, 2023
Promissory notes(1)
Aryana Note(2)	$—	$—	$4,347
BASM Note(2)	—	—	892
Various related party notes(2)	1,075	1,130	1,358
Non-related party notes	8,089	7,845	3,488
	9,164	8,975	10,085
Convertible notes
Verzuz (2)(3)	17,000	21,013	41,758
BC Ticketing(3)	10,207	14,281	12,670
BRCR(3)	8,465	11,823	10,831
Capital Truth Convertible Notes(3)	24,779	33,253	29,147
Saberra Triller LLC(2)(3)	1,922	2,490	862
Manole Capital(3)	1,813	2,380	1,812
Various related party notes (2)(3)	23,016	28,296	8,914
Various non-related party notes(3)	2,782	3,190	764
	89,984	116,726	106,758
Senior convertible notes
TFI Note (2)(3)	25,000	41,074	41,806
TFI December Note (2)(3)	10,000	16,113	16,200
	35,000	57,187	58,006
Other debt	2,296	2,296	2,355
Total Debt	136,444	185,184	177,204
Less: Current portion of long-term debt	(132,814)	(182,880)	(172,723)
Long-term Debt	$3,630	$2,304	$4,481

(1)	Excluding PIK interest

(2)	Related-party note payable

(3)	Measured under fair value option

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Paycheck Protection Program Loan

In April 2020, the Company received an unsecured loan in the principal amount of $1.6 million (the “PPP loan”), under the Paycheck Protection Program (the “PPP”) administered by the U.S. Small Business Administration, (“SBA”), pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP loan provided for an interest rate of 1.00% per year and matured two years from the commencement date. The terms of the PPP Loan were subsequently revised in accordance with the provisions of the Paycheck Protection Flexibility Act of 2020 which was enacted on June 5, 2020. The PPP Loan was subject to forgiveness to the extent proceeds of the loan were used for eligible expenditures. The PPP loan was permitted to be used for payroll costs, certain group health care benefits and insurance premiums, rent payments, utility payments, mortgage interest payments and interest payments on any other debt obligation that were incurred before February 15, 2020. Under the terms of the CARES Act and the PPP Flexibility Act, the Company applied for forgiveness of the loan in July 2021. However, the Company has not yet received notification by the SBA that the debt is officially forgiven. Thus, the PPP loan is included in current portion of long-term debt on the accompanying condensed consolidated balance sheets.

2022 Senior Convertible Note – Original Note

On August 18, 2022, a Senior Convertible Note with a principal amount of $25.0 million (“TFI Note”) was issued to Total Formation Inc. (“TFI”), which is a related party, in exchange for proceeds of $25.0 million. The TFI Note bears 15% annual interest and is payable on demand by TFI at any time on or after August 18, 2023 (“Maturity Date”). On August 18, 2023, the Company entered into Amendment No. 1 to the TFI Note, which extended the maturity date of the note to November 1, 2023. On November 28, 2023, the Company entered into Amendment No. 2 to the TFI Note, which extended the maturity date of the note to February 1, 2024. On March 26, 2024, the Company entered into Amendment No. 3 to the TFI Note, which extended the maturity to August 1, 2024. The Company may prepay any amount owed under this note in whole or in part at any time without penalty or premium, plus unpaid accrued interest as of the date of such repayment. In the event that the Company fails to pay any amount due under this note when due or if the Company commences any case, proceeding, or other action relating to bankruptcy, insolvency, or reorganization, these events will constitute an event of default. An event of default will result in TFI having the option, by written notice to the Company, to declare the entire principal amount, together with all accrued but unpaid interest, payable immediately.

The TFI Note carries a redemption right available to TFI in the event that there is a private or public offering of securities in which the Company expects to receive total gross proceeds of at least One Hundred Million Dollars ($100,000,000) (a “Subsequent Offering”). The Noteholder shall have the right, exercisable for a period of ten (10) business days after receipt of notice of a Subsequent Offering, to require the Company to prepay in cash all or any portion of the balance of this TFI Note then outstanding, together with all accrued interest on the portion of this TFI Note so prepaid.

In the event the Company consummates a sale of the Company prior to the Maturity Date, the Company shall repay the noteholder, in cash, in an amount equal to the principal amount together with all accrued and unpaid interest thereon. If any amount payable under this TFI Note is not paid when due, such overdue amount shall bear interest at the default rate of 16% from the date of such non-payment until such amount is paid in full.

At any time while the TFI Note remains outstanding, at the option of TFI, all or any portion of the principal amount and interest may be converted into Series A-1 Preferred Units (the “Preferred Units”). The number of Preferred Units that the note will convert into is based upon the conversion price equal to, at the time of conversion, the lesser of (1) $8.3579, (2) the per-share or per-unit offer price to the public in connection with an underwritten initial public offering (“IPO”) of shares multiplied by 0.80, or if the Company (or its successor) completes a direct listing of its securities (together with an IPO, the “IPO Transactions”) on a national securities exchange or marketplace, the average of the closing trading per-share or per unit price of such securities during the first 5 days of trading multiplied by 0.80, or (3) the per-unit price of any financing transaction in which Preferred Units are sold multiplied by 0.80 (the “Conversion Price”) and shall be determined by dividing the amount of then-outstanding principal that TFI desires to be converted, together with all accrued but unpaid interest on such amount, by the Conversion Price, and rounding the result to the nearest whole Preferred Unit. If the Company has consummated a restructuring wherein its Preferred Units have been converted into Series A-1 Preferred Stock (the “Series A-1 Preferred Stock”), at the option of TFI, the TFI Note may be converted into shares of Series A-1 Preferred Stock. The Preferred Units or shares of Series A-1 Preferred Stock (the “Conversion Securities”). The Conversion Price will be equitably adjusted in the event of any dividends or distributions, splits, reverse splits, mergers, reorganizations, or other similar actions and recapitalizations taken with respect the Conversion Securities.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

In the event the Company at any time or from time to time after the date of the TFI Note, issues or becomes obligated to issue Class B Common Units to TFI and/or any of its affiliates, then and in each such event the Conversion Securities shall be deemed to include an additional number of Class B Common Units that TFI would have received if this Note have been converted into Series A-1 Preferred Units on the date of such issuance. Minimal debt issuance costs were incurred related to the TFI Note.

The TFI Note was valued at a fair value of $34.2 million as of its issuance date of August 18, 2022. As of September 30, 2024 and December 31, 2023, the TFI Note was reported at a fair value of $41.1 million and $41.8 million, respectively, and is included in Current portion of long-term debt on the condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a gain of approximately $0.7 million and a loss of $7.8 million, respectively, on the change in fair value of the TFI Note, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

Concurrently with the issuance of the TFI Note and as partial consideration for TFI’s investment, the Company issued to TFI a Preferred Warrant to purchase 598,236 Series A-1 Preferred Units at an exercise price per unit of $2.72. The Preferred Warrant had a fair value on issuance date of $3.3 million. TFI can choose to purchase Series A-1 Preferred Units at a fixed exercise price of $2.72 per unit in exchange for the full 598,236 units or execute a net settlement for the incremental units if the fair value of a Series A-1 Preferred Unit exceeds the exercise price. The Preferred Warrants expire as of the earliest of five-years from issuance or a change of control of the Company or sale of all or substantially all of its assets.

On August 18, 2022, the Company also entered into a Share Conversion Agreement with TFI pursuant to which all Class A Common Units and Class B Common Units previously held by TFI were converted into 34,163,117 Series A-1 Preferred Units. This unit conversion transaction had an incremental fair value of $164.9 million and was accounted for as a deemed distribution to the Series A-1 Preferred unitholder. TFI was the sole holder of Series A-1 Preferred Units as of the transaction date of August 18, 2022.

Also, as part of the Share Conversion Agreement, the Company agreed that all Common Warrants to purchase Class B Common Units previously held by TFI were exchanged for a Preferred Warrant to purchase 7,178,837 Series A-1 Preferred Units at an exercise price per unit of $2.035. This warrant conversion transaction had an incremental fair value of $45.0 million and was also accounted for as a deemed distribution to the Series A-1 Preferred unitholder.

Refer to Note 1, Organization and Business Description, for further details of the Series A-1 Preferred Units conversion following the Reorganization.

2022 Senior Convertible Note – December Note

On December 31, 2022, a Senior Convertible Note with a principal amount consisting of the lesser of (a) the aggregate amount of all Bridge Loan Advances (as defined) and (b) $10.3 million was issued to TFI (the “TFI December Note”). The TFI December Note bears 15% annual interest and is payable on demand at any time on or after August 18, 2023. On August 18, 2023, the Company entered into Amendment No. 1 to the TFI December Note, which extended the maturity date of the note to November 1, 2023. On November 28, 2023, the Company entered into Amendment No. 2 to the TFI December Note, which extended the maturity date of the note to February 1, 2024. On March 26, 2024, the Company entered into Amendment No. 3 to the TFI December Note, which extended the maturity to August 1, 2024. As additional amounts are advanced by TFI to the Company under the TFI December Note, up to $10.3 million (“Bridge Loan Advances”), the principal amount due under the note will increase. As of December 31, 2022, Bridge Loan Advances totaling $2.0 million had been made by TFI to the Company. The TFI December Note was measured at its fair value on issuance date of December 31, 2022 at $2.4 million. As of December 31, 2023, the full amount of the Bridge Loan Advances had been received by the Company.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The Company may prepay any amount owed under this note in whole or in part at any time without penalty or premium, plus unpaid accrued interest as of the date of such repayment. In the event that the Company fails to pay any amount due under this note when due or if the Company commences any case, proceeding, or other action relating to bankruptcy, insolvency, or reorganization, these events will constitute an event of default. An event of default will result in TFI having the option, by written notice to the Company, to declare the entire principal amount of the TFI December Note, together with all accrued but unpaid interest, payable immediately. The TFI December Note carries a redemption right available to TFI in the event that there is a private or public offering of securities in which the Company expects to receive total gross proceeds of at least One Hundred Million Dollars ($100,000,000.00) (a “Subsequent Offering”). TFI shall have the right, exercisable for a period of ten (10) business days after receipt of notice of a Subsequent Offering, to require the Company to prepay in cash all or any portion of the balance of the TFI December Note then outstanding, together with all accrued interest on the portion of the note so prepaid. In the event the Company consummates a sale of the Company prior to August 18, 2023, the Company shall repay TFI in cash, in an amount equal to the principal amount together with all accrued and unpaid interest thereon. If any amount payable under this TFI December Note is not paid when due, such overdue amount shall bear interest at the default rate of 16% from the date of such non-payment until such amount is paid in full. Minimal debt issuance costs were incurred related to this TFI December Note.

The TFI December Note has the same conversion feature as the TFI Note.

As of September 30, 2024, and December 31, 2023, the TFI December Note was reported at a fair value of $16.1 million and $16.2 million, respectively, and is included in Current portion of long-term debt on the condensed consolidated balance sheet. For the nine months ended September 30, 2024 and 2023, the Company recognized a gain of approximately $0.1 million and a loss of $7.7 million, respectively, on the change in fair value of the TFI December Note, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

Concurrently with the issuance of the TFI December Note and as partial consideration for TFI’s investment, the Company issued to TFI a Preferred Warrant to purchase 239,295 Series A-1 Preferred Units at an exercise price per unit of $2.72. The Preferred Warrant had a fair value on issuance date of $2.0 million. TFI can choose to purchase Series A-1 Preferred Units at a fixed exercise price of $2.72 per unit in exchange for the full 239,295 units or execute a net settlement for the incremental units if the fair value of the Series A-1 Preferred Unit exceeds the exercise price. The Preferred Warrants expire as of the earliest of five-years from issuance or a change of control of the Company or sale of all or substantially all of its assets.

Refer to Note 1, Organization and Business Description, for further details of the Series A-1 Preferred Units conversion following the Reorganization.

Verzuz Convertible Notes

On September 22, 2022, the Company issued to the former owners of the Company’s subsidiary Verzuz LLC (“Verzuz members”) unsecured Convertible Promissory notes in the aggregate principal amount of $37.0 million (the “Verzuz Notes”) in full settlement of various claims the former owners had brought in connection with post- closing obligations pertaining to the Company’s acquisition of Verzuz in 2021. The Verzuz members are current unitholders of the Company and related parties.

The Verzuz Notes bear interest at 3% per annum. Interest is payable in cash or by issuing additional units upon conversion of the notes, or upon repayment of the notes (at the Company’s option if no event of default has occurred). The Verzuz Notes may be prepaid in whole or in part at any time without penalty or premium. With respect to $27.0 million principal amount of the notes, the Company is required to make installment repayments of principal and accrued interest following the closing of each equity financing transaction for capital raising purposes, as defined in the note agreement (“Subsequent Financing”) that the Company consummates, in the amount of 12.5% each of the net proceeds received by the Company in such Subsequent Financing (total of 25% of the net proceeds received). A minimum installment under this clause of $9.0 million is due and payable within twelve months of December 31, 2022, pursuant to a Settlement Agreement with the Verzuz members.

The Verzuz Notes and accrued interest are convertible into Class B Common Units at the holders’ option at any time. The conversion price per unit is the greater of 85% of the then-current fair market value of each unit, or a price floor. The price floor is the price per unit which correlates with a $2.0 billion valuation of the Company. The Verzuz Notes will automatically convert into Class B Common Units in the event of a change of control (as defined) at a conversion price equal to the greater of 85% of the unit value determined by the change of control event or the price floor, which is the price per unit which correlates with a $2.0 billion valuation of the Company.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

If the Company fails to pay any principal or interest amount on a timely basis or there is an event of voluntary or involuntary insolvency or bankruptcy, an event of default will have occurred, and the holders of the Verzuz Notes may declare the notes immediately due and payable.

On August 18, 2023, the Company received a demand from Verzuz in which Verzuz asserts that an event of default has occurred, and that Verzuz Notes are accordingly immediately due and payable. The Company disputed that an event of default has occurred such that the holders of the Verzuz Notes are entitled to exercise their acceleration right. The claim was settled on February 16, 2024.

Effective February 16, 2024, the Company entered into the Amended and Restated Settlement Agreement with the founders of Verzuz whereby the Company agreed with the founders of Verzuz to (i) cancel the convertible notes having an aggregate balance of $10.0 million and extinguish $0.4 million of accrued interest payable on these notes through February 10, 2024, such that all of the accrued and unpaid interest on the canceled convertible notes is extinguished; and (ii) amend the convertible notes with an aggregate balance of $27 million to have an aggregate balance of $17 million and extinguish $0.4 million of accrued interest payable on the amended convertible notes through February 10, 2024, such that the amended convertible notes have accrued interest of $2.0 million as of February 10, 2024. Immediately prior to the Company’s Reorganization, the $17.0 million balance of the Verzuz Note will automatically be converted into a number of Class B units of Triller Hold Co LLC as is determined by dividing the total notes balance at such time by the fair market value of the Class B Units as determined by the Company in its sole discretion at the time of conversion. Upon consummation of the Reorganization, the Class B Common Units will be exchanged into shares of the Company’s Series A Common Stock.

As of September 30, 2024 and December 31, 2023, the Verzuz Notes are recorded at fair value of $21.0 million and $41.8 million, respectively, and is included in the convertible debt on the accompanying condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a gain of $0.7 million and a loss of $4.4 million, respectively, on the change in fair value of the Verzuz Notes, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

BRCR Notes

During 2022, the Company entered into several promissory notes with unaffiliated party in the aggregate amount of $7.5 million (together, the “BRCR Promissory Note”). Under the terms of the BRCR Promissory Note, the note contained a 20% finance charge and bore simple interest commencing upon the twenty (20) day anniversary of their respective issuance dates in the amount of 1% per week and were payable upon demand by the holder at any time after the twenty (20)-day anniversary of their respective issuance dates.

On January 24, 2023, the BRCR Promissory Note was extinguished by the issuance of several unsecured convertible promissory notes with an aggregate principal balance of $8.5 million (the “BRCR Convertible Note”) issued to BRCR Consulting, Inc. (“BRCR”) under the Amendment and Consolidation of Loans Agreement dated January 24, 2023 (the “Consolidated Loan Agreement”). The extinguishment of the promissory note on January 24, 2023 in exchange for the convertible notes and warrants was at the carrying value of the existing BRCR Promissory Note, resulting in no gain or loss on extinguishment or fair value adjustment.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The BRCR Convertible Note bears interest at 7.5% per annum and is payable on demand at any time after the date of issue. The Company may prepay any amount owed under this note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with all unpaid accrued interest as of the date of such repayment. In the event that the Company fails to pay any amount due under this note when due or if the Company commences any case, proceeding, or other action relating to bankruptcy, insolvency, or reorganization, then these events will constitute an Event of Default. An Event of Default will result in the noteholder having the option, by written notice to the company, to declare the entire principal amount of this note, together with all accrued but unpaid interest, to be payable immediately. Minimal debt issuance costs were incurred related to this note.

As of September 30, 2024, the BRCR Convertible Note is recorded at fair value of $11.8 million and is included in current debt on the condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a loss of approximately $1.0 million and $2.3 million, respectively, on the change in fair value of the BRCR Notes, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

Concurrently with the issuance of the BRCR Convertible Note, the Company issued 1,193,869 Class B Common Unit Warrants at an exercise price per unit of $0.01 to the underlying note holders as partial consideration for their investment. These warrants have not yet been exercised. Upon consummation of the Reorganization, the Class B Common Warrants exchanged into Series A Common Warrants.

Capital Truth Convertible Notes

On January 31, 2023, the Company issued several unsecured convertible promissory notes with Capital Truth Holdings, Ltd. (“Capital Truth Convertible Notes”) for up to $20.0 million with a maturity date at the request of the holder on or after the 180-day anniversary of the date of issuance. During 2023, the Company amended and extended the original convertible note agreement with Capital Truth by extending the maturity date and increasing the overall facility size from $20.0 million to $30.0 million. The Capital Truth Convertible Notes bear simple interest on the outstanding principal amount at the rate of 7.5% per annum which commences on the issuance date and continues until the Capital Truth Convertible Notes are paid in full or converted. At any time while the Capital Truth Convertible Notes remain outstanding, the holder is entitled to convert all or any portion of the outstanding principal amount together with the unpaid accrued interest, into Class B common units of the Company. The Capital Truth Convertible Notes automatically convert into class B common units of the Company in the event of a subsequent equity financing, direct listing or change of control. The Capital Truth Convertible Notes are subordinated in right of repayment to the rights of the holder of the TFI Note and the TFI December Note. As of September 30, 2024 and December 31, 2023, the Company has received $24.8 million and $23.7 million, respectively, under the Capital Truth Convertible Notes.

As of September 30, 2024, the Capital Truth Convertible Notes are recorded at a fair value of $33.3 million and are included in Current portion of long-term debt on the condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a loss of approximately $3.0 million and $2.8 million, respectively, on the change in fair value of the Capital Truth Convertible Notes, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

In connection with the Capital Truth Convertible Notes, the Company issued 3.0 million Class B Common Units to Capital Truth Holdings, Ltd. on October 21, 2023, which represents a cost of financing associated with incremental convertible note financing based on fair market value. Upon consummation of the Reorganization, the Class B Common Units were exchanged into shares of the Company’s Series A Common Stock.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

BKFC Convertible Notes

During April and May 2023, BKFC entered into several convertible notes with unaffiliated parties in the aggregate amount of $5.1 million (together, the “BKFC Notes”). The BKFC Notes bear interest at 12% per annum and mature in August 2023. BKFC may prepay any amount owed under the notes in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with all unpaid accrued interest as of the date of such repayment. In the event that the Company fails to pay any amount due under the notes when due or if the Company commences any case, proceeding, or other action relating to bankruptcy, insolvency, or reorganization, then these events will constitute an Event of Default. An Event of Default will result in the noteholder having the option, by written notice to the company, to declare the entire principal amount, together with all accrued but unpaid interest, to be payable immediately. Minimal debt issuance costs were incurred related to these notes.

During the year ended December 31, 2023, partial cash payment of $0.1 million was made, and $5.2 million of the BKFC Notes were converted into 987,570 shares of BKFC common stock using a conversion price of $5.23, leaving no principal amount outstanding under the BKFC Notes as of December 31, 2023.

Concurrently with the issuance of the BKFC Notes, BKFC issued 555,500 BKFC Warrants at an exercise price per unit of $5.23 and 141,000 Company Class B Common Unit Warrants at an exercise price of $0.01 to the underlying note holders as partial consideration for their investment. Upon consummation of the Reorganization, the Class B Common Units will be exchanged into shares of the Company’s Series A Common Stock.

Various Related Party Convertible Notes

During the fourth quarter of 2022, various unsecured subordinated convertible notes with an aggregate principal amount of $2.6 million were issued to various noteholders who are related parties. These related party notes had a fair value totaling $2.7 million at issuance. Each of the notes bear 7.5% annual interest and are payable on demand at any time. As of September 30, 2024 and December 31, 2023, these notes were recorded at a fair value of $1.4 million and $3.3 million, respectively, and are included in Current portion of long-term debt on the condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a gain on the change in fair value of such notes of approximately $1.4 million and a loss of $0.6 million, respectively, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

During 2023, various unsecured subordinated convertible notes with an aggregate principal amount of $4.5 million were issued to various noteholders who are related parties. These related party notes had a fair value totaling $4.5 million at issuance. Each of the notes bear 7.5% annual interest and are payable on demand at any time. As of September 30, 2024 and December 31, 2023, these notes are recorded at a fair value of $6.2 million and $5.6 million, respectively, and are included within Current portion of long-term debt and long-term debt on the condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a loss of $0.6 million and $1.0, respectively, on the change in fair value of such notes, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

On January 11, 2024, the Company entered into a Debt Modification and Equity Reclassification Agreement with various related party promissory noteholders whereby approximately $5.5 million under the Company’s related party promissory notes, including the Aryana Note and BASM Note, was cancelled and exchanged for (i) 7.5% unsecured subordinated convertible promissory notes in the aggregate principal amount of $15.8 million and (ii) warrants to purchase 2,418,898 Class B Common Units at an exercise price per unit of $0.01. These related party notes had a fair value totaling $15.8 million at issuance. Each of the notes bear 7.5% annual interest and are payable on demand at any time. As of September 30, 2024, these notes were recorded at a fair value of $20.7 million and are included in Current portion of long-term debt on the condensed consolidated balance sheets. For the nine months ended September 30, 2024, the Company recognized a loss on the change in fair value of such notes of approximately $4.9 million, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

The Company may prepay any amount owed under these notes in whole or in part at any time or from time to time without penalty or premium. In the event that the Company fails to pay any amount due under this note when due or if the Company commences any case, proceeding, or other action relating to bankruptcy, insolvency, or reorganization, these events will constitute an event of default and the respective holders will have the option to declare the entire principal amount and interest payable immediately. Minimal debt issuance costs were incurred related to these notes.

The various notes and accrued interest are convertible into Class B Common Units (or successor equity shares, if any) at the respective holder’s option at any time. The conversion price per unit is 80% of the then-current fair market value of each unit. Each of the notes will automatically convert into Class B Common Units or successor shares in the event of a change of control (as defined) at a conversion price equal to 80% of the unit value determined by the change of control event. Furthermore, each of the notes will automatically convert into Class B Common Units or successor shares if the Company consummates (i) a Qualified Equity Financing, which is defined as a financing transaction for capital raising purposes that results in gross proceeds to the Company of at least $200.0 million (provided that no such minimum gross proceeds threshold applies in the event of an underwritten initial public offering (“IPO”)) or (ii) a direct listing of the Class B Common Units or successor shares on a national securities exchange (a “Direct Listing”), at a conversion price equal to 80% of the Issuance Price (as defined for each of the three circumstances-Qualified Equity Financing, IPO or Direct Listing).

Concurrently with the issuance of the notes and as partial consideration for the noteholders’ investment, the Company issued Common Warrants to purchase an aggregate of 2,866,949 Class B Common Units at an exercise price per unit of $0.01 to the various related party convertible noteholders. The Common Warrant Holders can choose to purchase Class B Common Units at an exercise price of $0.01 per Class B Common Unit or at a specified net settlement formula to the extent that the fair value of each Class B Common Unit exceeds the $0.01 exercise price. Upon consummation of the Reorganization, the Class B Common Units were exchanged into shares of the Company’s Series A Common Stock.

Various Non-Related Party Convertible Notes

During the nine months ended September 30, 2024 and the year ended December 31, 2023, various unsecured subordinated convertible notes with an aggregate principal amount of $2.7 million and $0.7 million, respectively were issued to various noteholders unaffiliated to the Company. Each of the notes bear 7.5% annual interest and are payable on demand at any time. As of September 30, 2024 and December 31, 2023, these notes are recorded at a fair value of $3.1 million and $0.8 million, respectively, and are included within Current portion of long-term debt and long-term debt on the condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a loss of $0.3 million and $0.5 million, respectively, on the change in fair value of such notes, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statement of operations and comprehensive loss.

The Company may prepay any amount owed under these notes in whole or in part at any time or from time to time without penalty or premium. In the event that the Company fails to pay any amount due under this note when due or if the Company commences any case, proceeding, or other action relating to bankruptcy, insolvency, or reorganization, these events will constitute an event of default and the respective holders will have the option to declare the entire principal amount and interest payable immediately. Minimal debt issuance costs were incurred related to these notes.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The various notes and accrued interest are convertible into Class B Common Units (or successor equity shares, if any) at the respective holder’s option at any time. The conversion price per unit is 80% of the then-current fair market value of each unit. Each of the notes will automatically convert into Class B Common Units or successor shares in the event of a change of control (as defined) at a conversion price equal to 80% of the unit value determined by the change of control event. Furthermore, each of the notes will automatically convert into Class B Common Units or successor shares if the Company consummates (i) a Qualified Equity Financing, which is defined as a financing transaction for capital raising purposes that results in gross proceeds to the Company of at least $200.0 million (provided that no such minimum gross proceeds threshold applies in the event of an underwritten initial public offering (“IPO”)) or (ii) a direct listing of the Class B Common Units or successor shares on a national securities exchange (a “Direct Listing”), at a conversion price equal to 80% of the Issuance Price (as defined for each of the three circumstances-Qualified Equity Financing, IPO or Direct Listing).

Concurrently with the issuance of the notes and as partial consideration for the noteholders’ investment, the Company issued Common Warrants to purchase an aggregate of 48,462 Class B Common Units at an exercise price per unit of $0.01 to the convertible noteholders. The Common Warrant Holders can choose to purchase Class B Common Units at an exercise price of $0.01 per Class B Common Unit or at a specified net settlement formula to the extent that the fair value of each Class B Common Unit exceeds the $0.01 exercise price. Upon consummation of the Reorganization, the Class B Common Units were exchanged into shares of the Company’s Series A Common Stock.

BC Ticketing Settlement and Convertible Note

The Company and BC Ticketing, LLC (“BCT”) previously entered into an arrangement that resulted in a dispute regarding the services provided by BCT pursuant to the prior arrangement and the payments and amounts owed by the Company in respect thereof (the “Dispute”). On June 30, 2023, to avoid the cost and expense of litigation, the parties agreed to settle the Dispute by entering into a Settlement Agreement.

As part of the Settlement Agreement, the amount of $9.9 million owing as a result of the Dispute and the prior arrangement was terminated. In full settlement and satisfaction of all claims relating to the Dispute the Company issued to BCT (i) a convertible promissory note in the initial principal amount of $9.9 million (the “BC Ticketing Note”) and (ii) a warrant to purchase 1,390,207 Class B Common Units of the Company at a purchase price of $0.01 per unit.

This BC Ticketing Note bears 7.5% annual interest and matured on September 30, 2023. The BC Ticketing Note is due on demand as of September 30, 2024. The Company may prepay any amount owed under this note in whole or in part at any time or from time to time without penalty or premium. In the event that the Company fails to pay any amount when due, or if the Company commences any case, proceeding, or other action relating to bankruptcy, insolvency, or reorganization, these events will constitute an event of default and BCT will have the option to declare the entire principal amount and interest payable immediately. Minimal debt issuance costs were incurred related to this note.

The BC Ticketing Note and accrued interest are convertible into Class B Common Units (or successor equity shares, if any) at BCT’s option at any time. The conversion price per unit is 80% of the then-current fair market value of each unit. The BC Ticketing Note will automatically convert into Class B Common Units or successor shares in the event of a change of control (as defined) at a conversion price equal to 80% of the unit value determined by the change of control event. Furthermore, the BC Ticketing Note will automatically convert into Class B Common Units or successor shares if the Company consummates (i) a Qualified Equity Financing, which is defined as a financing transaction for capital raising purposes that results in gross proceeds to the Company of at least $200.0 million (provided that no such minimum gross proceeds threshold applies in the event of an underwritten initial public offering (“IPO”)) or (ii) a direct listing of the Class B Common Units or successor shares on a national securities exchange (a “Direct Listing”), at a conversion price equal to 80% of the Issuance Price (as defined for each of the three circumstances-Qualified Equity Financing, IPO or Direct Listing). Class B Common Units or successor shares if the Company consummates (i) a Qualified Equity Financing, which is defined as a financing transaction for capital raising purposes that results in gross proceeds to the Company of at least $200.0 million (provided that no such minimum gross proceeds threshold applies in the event of an underwritten initial public offering (“IPO”)) or (ii) a direct listing of the Class B Common Units or successor shares on a national securities exchange (a “Direct Listing”), at a conversion price equal to 80% of the Issuance Price (as defined for each of the three circumstances-Qualified Equity Financing, IPO or Direct Listing).

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Concurrently with the issuance of the BC Ticketing Note and as partial consideration for BCT’s investment, the Company issued to BCT a Class B Warrant to purchase 1,390,207 Class B Common Units at an exercise price per unit of $0.01. BCT may choose to purchase Class B Common Units at a fixed exercise price of $0.01 per unit or at a specified net settlement formula to the extent that the fair value of a Class B Unit exceeds the $0.01 exercise price.

On February 26, 2024, the Company received $0.4 million in advances from BC Ticketing, and issued a convertible note for $0.4 million and 49,365 warrants to purchase shares of the Company’s Class B Common Units at an exercise price of $0.01 per share.

As of September 30, 2024 and December 31, 2023, the BC Ticketing Note was recorded at fair value of $14.3 million and $12.7 million, respectively, and is included in the Current portion of long-term debt on the accompanying condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a loss of $1.3 million and $0.7 million, respectively, on the change in fair value of the BC Ticketing Note, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss. Upon consummation of the Reorganization, the Class B Common Units were exchanged into shares of the Company’s Series A Common Stock.

Sabeera Convertible Note

In December 2023 and January 2024, the Company received $0.7 million and 0.6 million, respectively under convertible notes issued to Sabeera Triller I LLC (collectively, the “Sabeera Convertible Note”). In connection with the Sabeera Convertible Note issued in December 2023 and January 2024, the Company issued warrants to Sabeera Triller I LLC to purchase 100,846 and 88,427, respectively, shares of the Company’s Class B common stock at an exercise price of $0.01 per share (which will be converted into 100,754 and 88,346, respectively, shares of the Company’s Series A Common Stock following the consummation of the Reorganization) were issued to Sabeera Triller I LLC . Refer to Note 17, Related Party Transactions, for further details.

In April 2024, the Company received $0.5 million in advances from Sabeera Triller I LLC and issued a convertible note in the sum of $0.5 million and 77,569 warrants to purchase shares of our Class A Common Units at an exercise price of $0.01 per share (which will be converted into 77,498 shares of our Series A Common Stock following the consummation of the Reorganization).

As of September 30, 2024 and December 31, 2023, the Sabeera Convertible Note was recorded at a fair value of $2.5 million and $0.9 million, respectively, and is included within Current portion of long-term debt on the condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a a loss of $0.5 million and $0.0 million, respectively, on the change in fair value of the Sabeera Convertible Note, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

Manole Convertible Note

On December 1, 2023, Manole Fintech agreed to cancel and replace an existing promissory note (see Manole Note) with a convertible note in the principal amount of $1.8 million (the “Manole Convertible Note”) and a maturity date of September 30, 2024. As of September 30, 2024 and December 31, 2023, the Manole Convertible Note is reported at fair value of $2.4 million and $1.8 million, respectively, and is included within Current portion of long-term debt on the condensed consolidated balance sheets. For the nine months ended September 30, 2024 and 2023, the Company recognized a loss of $0.2 million and $0, respectively, on the change in fair value of the Manole Convertible Note, which is included in Change in fair value of warrants and debt within Other income (expense) in the accompanying condensed consolidated statements of operations and comprehensive loss.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Promissory Notes

Related Party Promissory Notes

Prior to October 21, 2022, the Company issued promissory notes in the aggregate principal amount of $3.9 million to various related parties. The related party notes bear interest at rates ranging from 1.85% to 3.40% per annum, mature on the one-year anniversary of their respective issuance dates, and are payable upon maturity. During the nine months ended September 30, 2024 and 2023, repayments made on these related party promissory notes totaled $0 and $0.12 million, respectively.

On January 11, 2024, the Company entered into a Debt Modification and Equity Reclassification Agreement with various related party promissory noteholders whereby approximately $5.5 million under the Company’s related party promissory notes, including the Aryana Note and BASM Note disclosed below, were cancelled along with the Series AA-1 preferred units held by these entities, and exchanged for (i) 7.5% unsecured subordinated convertible promissory notes in the aggregate principal amount of $15.8 million and (ii) warrants to purchase 2,418,898 Class B common units at an exercise price per unit of $0.01. Refer above to Various Related Party Convertible Notes for further detail on the converted related party promissory notes.

As of September 30, 2024 and December 31, 2023, the aggregate carrying value of the remaining related party notes, including accrued interest, was $1.1 million and $1.4 million, respectively.

Aryana Note

On October 21, 2022, a promissory note with a principal amount of $4.0 million was issued to the Aryana Health Care Foundation, which is a related party (“Aryana Note”). The Aryana Note bears 6% annual interest. The note and accrued interest balance are payable on demand of the holder at any time after the date of issuance.

On January 11, 2024, the Company entered into a Debt Modification and Equity Reclassification Agreement with Aryana Healthcare Foundation whereby the Aryana Note was cancelled and exchanged for a (i) 7.5% unsecured subordinated convertible promissory note and (ii) warrants to purchase Class B common units at an exercise price per unit of $0.01. Refer to Related Party Promissory Notes above for further details. As of September 30, 2024 and December 31, 2023, the carrying value of the Aryana Note, net of debt premium, was $0 and $4.3 million, respectively.

BASM Note

On December 5, 2022, an unsecured subordinated promissory note with a principal amount of $2.5 million was issued to BASM, which is a related party (“BASM Note”). The BASM Note bears 6% annual interest. The note and accrued interest balance are payable on demand of the holder at any time after the date of issue. Concurrently with the issuance of the note and as partial consideration for noteholder’s investment, the Company issued Common Warrants to purchase an aggregate of 1,410,436 Class B Common Units at an exercise price per unit of $0.01. The Common Warrant Holder can choose to purchase Class B Common Units at an exercise price of $0.01 per Class B Common Unit or at a specified net settlement formula to the extent that the fair value of each Class B Common Unit exceeds the $0.01 exercise price. Upon issuance, the proceeds of the note received by the Company of $2.5 million was allocated between the value of the BASM Note and the warrants issued concurrently on the basis of each instrument’s fair value. The value allocated to the Common Warrants on issuance date was $2.0 million and the value allocated to the BASM Note was $0.5 million.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

On January 11, 2024, the Company entered into a Debt Modification and Equity Reclassification Agreement with BASM whereby the BASM Note was cancelled and exchanged for a (i) 7.5% unsecured subordinated convertible promissory note and (ii) warrants to purchase Class B common units at an exercise price per unit of $0.01. Refer to Related Party Promissory Notes above for further details. As of September 30, 2024 and December 31, 2023, the carrying value of the BASM Note, net of debt discount, was $0 and $0.9 million, respectively.

BKFC Promissory Notes

During 2023 and 2024, the Company’s subsidiary, BKFC, entered into several promissory notes with unaffiliated parties in the aggregate principal amount of $2.4 million and $7.9 million, respectively. These BKFC notes bear interest at 20% per annum and mature in December 2023. BKFC may prepay any amount owed under these notes in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with all unpaid accrued interest as of the date of such repayment. During the nine months ended September 30, 2024 and 2023, repayments made on these related party promissory notes totaled $4.2 million and $0, respectively. As September 30, 2024 and December 31, 2023, the carrying value of the remaining notes was approximately $5.1 million and $0.9 million, respectively.

The Company issued one unsecured convertible promissory note for a total principal amount of $1.5 million. The note bears simple interest on the outstanding principal amount at the rate of 7.5% per annum which commences on the issuance date and continues until the note is paid in full or converted. At any time while this note remains outstanding, the holder is entitled to convert all or any portion of the outstanding principal amount together with the unpaid accrued interest into Class B common units of the Company. The notes automatically convert into Class B common units of the Company in the event of a subsequent equity financing, direct listing, or change of control. The note is subordinated in right of repayment to the rights of the holder of the TFI Note and the TFI December Note.

In connection with the issuance of the note, the Company issued warrants to purchase 153,688 Class B Common Units. Each warrant is exercisable in whole or in part at the election of the holder on or prior to the 5th anniversary of its issuance date at an exercise price per unit of $0.01, subject to earlier expiration in the event of a change of control or initial public offering.

Manole Note

On August 4, 2023, the Company entered into a $2.0 million promissory note with Manole Fintech (the “Manole Note”). The Manole Note carries an annual rate of interest of 20% and matures on December 2, 2023. Proceeds raised from the Manole Note were used to satisfy existing financial obligations Triller had to BKFC as part of the Share and Unit Exchange Agreement from August 2022. The Manole Note is secured by (a) a guaranty issued by Toe the Line LLC (“TLL”) and David Feldman, Sr (collectively, the “Guarantors”), (b) a pledge agreement (the “Pledge Agreement”) pursuant to which TLL is pledging to the lender One Million (1,000,000) shares of Common Stock of BKFC (the “Pledged Shares”) to secure the Guaranty and (c) a Put Agreement (the “Put Agreement”) between the lender and Ryan Kavanaugh (‘RK”) pursuant to which RK has agreed to purchase the Pledged Shares pursuant to the term of the Put Agreement upon the occurrence of an event of default hereunder. In connection with the Manole Note, the Company issued warrants to purchase 75,000 shares of common stock of BKFC at an exercise price of $5.23 per share and 75,000 shares of common stock of Triller at an exercise price of $0.01 per share. On December 1, 2023, Manole Fintech agreed to cancel and replace the remaining balance on the Manole Note with a convertible note for $1.8 million (see Manole Convertible Note). As of September 30, 2024, no amounts were due under the Manole Note.

Allrem Note

On October 9, 2023, the Company executed a $2.5 million promissory note in favor of Allrem BK Investors, LLC (the “Allrem Note”). The Allrem Note carries an annual rate of interest of 20% and matured on December 28, 2023. On February 14, 2024, the Company and Allrem BK Investors, LLC agreed to extend the maturity date of the Allrem Note to September 30, 2024. On February 14, 2024, the Company and Allrem BK Investors, LLC agreed to extend the maturity date of the Allrem Note to September 30, 2024. Proceeds raised from the Allrem Note were used to satisfy existing financial obligations Triller had to BKFC as part of the Share and Unit Exchange Agreement from August 2022. The Allrem Note was secured by 834,000 shares in BKFC held by Triller. In consideration of Allrem’s agreement to lend the principal amount of the note to Triller, (i) BKFC will issue to lender or its nominee a warrant which will be exercisable for 5 years to purchase 150,000 shares of Class A Common Stock of BKFC at an exercise price equal to $7.00 per share and (ii) Triller will issue to Allrem or its nominee a warrant to purchase 150,000 shares of Class A Common Units of Triller at an exercise price equal to $0.01 per share. As of September 30, 2024 and December 31, 2023, approximately $2.8 million and $2.5 million, respectively, was due under the Allrem Note.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Five-year maturities

As of September 30, 2024, the annual principal maturities of outstanding debt obligations for each of the next five years is as follows (in thousands):

2024	$115,814
2025	17,000
2026	—
2027	2,080
2028	1,548
Thereafter	—
Total	$136,442

Interest expense was $13.8 million and $2.8 million on the condensed consolidated statement of operations and comprehensive loss for the nine months ended September 30, 2024 and 2023, respectively.

NOTE 11 – FAIR VALUE MEASUREMENTS

The Company records certain assets and liabilities at fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company used the following methods and assumptions to estimate the fair value of financial instruments:

●	Cash and cash equivalents – The carrying amount reported on the condensed consolidated balance sheets approximates fair value.

●	Accounts receivable – The carrying amount reported on the condensed consolidated balance sheets approximates fair value.

●	Accounts payable and accrued expenses – The carrying amount reported on the condensed consolidated balance sheets approximates fair value.

●	Warrants – Fair value is estimated using the Black-Scholes option pricing model with inputs and assumptions including the Company’s equity valuation, expected volatility, expected duration of the warrants, and associated risk-free rate.

●	Contingent earn-out liabilities – Fair value is estimated using a probability-weighted analysis, the time until each of the earn-out payments are paid out, and an appropriate discount rate.

●	Convertible Notes payable carried under the fair value option – Fair value is estimated using a Scenario Based Analysis simulation of the present value of each instrument’s cash flows.

Assets and liabilities measured at fair value are classified into the following categories:

●	Level 1: Quoted market prices in active markets for identical assets or liabilities.

●	Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

●	Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions or external inputs from inactive markets.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The following table sets forth our financial liabilities as of September 30, 2024, that are measured at fair value on a recurring basis during the period (in thousands):

	September 30, 2024
	Fair Value	Level 1	Level 2	Level 3
Warrant liabilities	$3,064	$—	$—	$3,064
Convertible Notes payable for which the fair value option has been elected	173,913	—	—	173,913
Contingent earn-out liabilities	9,788	—	—	9,788
Total liabilities	$186,765	$—	$—	$186,765

	December 31, 2023
	Fair Value	Level 1	Level 2	Level 3
Warrant liabilities	$40,978	$—	$—	$40,978
Convertible Notes payable for which the fair value option has been elected	164,764	—	—	164,764
Contingent earn-out liabilities	9,373	—	—	9,373
Total liabilities	$215,115	$—	$—	$215,115

Cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are valued using Level 1 inputs while warrant liabilities, convertible notes payable for which the fair value option has been elected, and earnout liabilities are valued using Level 3 inputs. As discussed in Note 7, Warrants, warrants subject to recurring fair value measurement are non-compensatory warrants determined to be liabilities under ASC 815. For the nine months ended September 30, 2024, the Company recorded a loss on the change in fair value of warrant liabilities of $37.9 million. For the nine months ended September 30, 2023, the Company recorded a loss on the change in fair value of warrant liabilities of $23.8 million. These amounts are included in Change in fair value of warrants and debt in the accompanying condensed consolidated statements of operations and comprehensive loss.

The following table presents changes in Level 3 liabilities measured at fair value for the nine months ended September 30, 2024 (in thousands):

	Warrant liability	Convertible Notes payable	Contingent earn-out liability

Balance as of December 31, 2023	$40,978	$164,764	$9,373
Additions	—	20,952	415
Settlement(1)	—	(20,000)	—
Settlement of anti-dilution	(411)	—	—
Fair value measurement adjustments	(37,503)	8,197	—
Balance as of September 30, 2024	$3,064	$173,913	$9,788

(1)	On February 16, 2024, the Company and the former owners of the Company’s subsidiary Verzuz LLC entered into the Amended and Restated Settlement Agreement, pursuant to which, among other items, cancelled and reduced the convertible notes by an aggregate principal amount of $20.0 million in settlement of various claims the former owners had brought in connection with post-closing obligations pertaining to the Company’s acquisition of Verzuz. Refer to Note 10, Debt, for details.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The Company’s contingent earn-out liability is measured on a recurring basis using significant unobservable inputs (Level 3). For the nine months ended September 30, 2024 and 2023, the total change in fair value of the Company’s contingent earn-out liability was $0 and $11.4 million, respectively, which is included in Contingent consideration expense in the accompanying condensed consolidated statements of operations and comprehensive loss.

The fair values of the contingent earn-out liability were determined based on significant unobservable inputs, including the discount rate, estimated timing of payment, estimated probabilities of achieving specified financial and operational performance targets, and estimated fair value per Class B Common Unit of Triller. The potential contingent consideration payments are estimated by applying the probability-weighted expected return method and applying the Monte Carlo simulation, with underlying forecast mathematics based on geometric Brownian motion in a risk-neutral framework. The resulting amounts are then discounted to present value.

As of December 31, 2022, there were several contingent earn-out liabilities that were valued using the respective expected payment terms ranging from 0.64 to 1.2 years, discount rates ranging from 10.0% to 13.6%, and the fair value per Class B Common Unit of Triller was estimated to be $7.04. As of September 30, 2024, the remaining contingent earn-out liabilities were expected to be paid in full within 0.5 years and have been fully accrued as of September 30, 2024.

The fair value of the contingent earn-out liability is sensitive to changes in the relevant operating metrics and/or revenue benchmarks and changes in discount rates. The Company remeasures the fair value of the contingent earn-out liability each reporting period, and changes are recognized in General and administrative expense in the accompanying condensed consolidated statements of operations and comprehensive loss.

The total of $9.8 million and $9.4 million of contingent earn-out liability as of September 30, 2024 and December 31, 2023, is included in Earn-out liability, current in the accompanying condensed consolidated balance sheets.

Beginning in 2022, certain of the Company’s senior convertible notes and convertible promissory notes are accounted for under the fair value option election in ASC 825. Under the fair value option election, the financial instrument is initially measured at its issue-date estimated fair value and subsequently remeasured at estimated fair value on a recurring basis at each reporting period date. The estimated fair value adjustment is presented within other income (expense) in the condensed consolidated statements of operations and comprehensive loss. The Company classifies its senior convertible notes and convertible promissory notes that are being valued under the fair value option election as Level 3 due to the lack of relevant observable market data over fair value inputs, such as the probability weighting of the various scenarios that can impact settlement of the arrangement.

The estimated fair value of the senior convertible notes and the convertible promissory notes as of September 30, 2024 and December 31, 2023 was computed using a Scenario Based Analysis simulation of the present value of its cash flows using the assumptions shown below. A net gain from fair value movements of $8.2 million for the nine months ended September 30, 2024 and a net loss of $29.3 million for the nine months ended September 30, 2023 are included in Change in fair value of warrants and debt in the accompanying condensed consolidated statements of operations and comprehensive loss.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The significant inputs in the valuation models (for the scenario with a 95% probability) as of September 30, 2024, are as follows:

Inputs	Senior Convertible Notes	Convertible Promissory Notes
Valuation method	Scenario based analysis	Scenario based analysis
Conversion price	$8.36	$8.80 – $9.35
Fair value of conversion units	$10.77	$8.43
Expected term (years)	0.38	0.5
Volatility	60% - 65%	60%
Discount rate	20%	20%
Risk free rate	5.42%	5.38%

NOTE 12 – INCOME TAXES

Income taxes are recorded in the Company’s interim financial statements based on the Company’s estimated annual effective income tax rate, subject to adjustments for discrete events, should they occur. For the nine months ended September 30, 2024 and 2023, the Company’s effective tax rate was -0.49% and 3.85%, respectively. The decrease in the effective tax rate for the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023, was due to discrete items primarily pertaining to the impairment of intangible assets and change in valuation allowances and income subject to tax.

NOTE 13 – GOODWILL AND INTANGIBLE ASSETS

The following is a summary of the Company’s intangible assets for the related reporting periods (in thousands):

		September 30, 2024
	Cost	Accumulated Amortization	Derecognition	Net Carrying Value	Weighted Average Remaining Useful Life (in years)
Trademarks and trade names	$14,800	$3,751	$849	$10,200	7.50
Customer-related intangible	2,155	565	424	1,166	7.50
Content	17,600	5,007	10,043	2,550	7.50
Capitalized Software	1,999	520	—	1,479	4.17
Total	$36,554	$9,843	$11,316	$15,395	7.18

		December 31, 2023
	Cost	Accumulated Amortization	Impairment	Net Carrying Value	Weighted Average Remaining Useful Life (in years)
Developed technology	$91,188	$38,813	$52,375	$—	—
Trademarks and trade names	23,000	4,521	6,410	12,069	8.17
Customer-related intangible	16,075	4,150	10,218	1,707	7.96
Content	19,700	5,207	1,645	12,848	7.07
Capitalized Software	25,771	12,278	13,237	256	1.86
Total	$175,734	$64,969	$83,885	$26,880	7.57

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Amortization expense relating to the Company’s intangible assets was approximately $1.7 million and $19.0 million for the nine months ended September 30, 2024, and 2023, respectively.

During the fourth quarter of fiscal 2023, the Company identified triggering events for impairment primarily attributable to the ongoing litigation. In addition, the estimated future cash flows generated through the use of intangible assets declined. These declines were due primarily to the fact that these businesses are expected to be generating significant losses in the future until additional investments are made.

For the reasons discussed above, for the Company’s identifiable intangible assets subject to amortization, management believed there were unfavorable changes to assumptions and factors that occurred during fiscal 2023 that would indicate impairment. The estimated undiscounted future cash flows attributable to the amortizable intangibles are projected to be less than the carrying values for developed technology, trademarks and tradenames and customer-related intangibles. Therefore, the Company updated the fair values for identifiable intangibles using the income approach as of December 31, 2023. The Company compared the fair values to their carrying values, which resulted in aggregate impairment losses of $83.9 million during the year ended December 31, 2023.

On February 16, 2024, the Company entered into the Amended and Restated Settlement Agreement with the founders of Verzuz whereby the Company agreed to (i) cancel the convertible notes having an aggregate balance of $10.0 million and extinguish $0.4 million of accrued interest payable on these notes through February 10, 2024, such that all of the accrued and unpaid interest on the canceled convertible notes is extinguished; and (ii) amend the convertible notes with an aggregate balance of $27 million to have an aggregate balance of $17 million and extinguish $0.4 million of accrued interest payable on the amended convertible notes through February 10, 2024, such that the amended convertible notes have accrued interest of $2.0 million as of February 10, 2024. The Company recorded a Verzuz settlement accrual of $59.9 million in the condensed consolidated balance sheets as of December 31, 2023. In connection with this settlement agreement, the Company agreed to relinquish and transfer the intellectual property acquired in the Verzuz acquisition back to the Verzuz founders. As such, the intangible assets, net of accumulated amortization, related to the Verzuz acquisition and in the amount of $11.3 million were derecognized as of September 30, 2024. As the result, the Company no longer controlled Verzuz for accounting purposes, as such Verzuz was deconsolidated from the Company’s financial statements prospectively as of February 16, 2024. Additionally, $70.7 million of goodwill related to the Verzuz acquisition was derecognized as of September 30, 2024, against the Verzuz settlement accrual and Verzuz extinguished debt.

The following is a summary the Company’s goodwill activity for year ended December 31, 2023, and the nine months ended September 30, 2024 (in thousands):

Balance as of January 1, 2023	$231,495
Goodwill acquired	—
Goodwill impairment	—
Goodwill derecognition	—
Purchase accounting adjustments	2,617
Balance as of December 31, 2023	$234,112
Goodwill acquired	—
Goodwill impairment	—
Goodwill derecognition	(70,687)
Purchase accounting adjustments	—
Balance as of September 30, 2024	$163,425

The Company performs its annual impairment test of goodwill in the fourth quarter of each fiscal year. There have been no impairment charges recorded on goodwill in any of the periods presented in the condensed consolidated financial statements.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

The following table represents the total estimated amortization of intangible assets for the five succeeding years and thereafter (in thousands):

Estimated Amortization
2024	$522
2025	2,056
2026	1,950
2027	1,954
2028	1,951
Thereafter	6,962
Total amortization expense	$15,395

NOTE 14 – OTHER CURRENT LIABILITIES

Other current liabilities consisted of the following for the related reporting periods (in thousands):

	September 30, 2024	December 31, 2023

Music licensing and settlement accruals	$25,673	$18,129
Redemption payable	7,298	7,298
Advance from acquisition	465	465
Deferred revenue	2,236	3,421
In-app credits	311	2,738
Short-term loan	8,027	4,658
Other	1,596	834
Balance as of	$45,606	$37,543

Music licensing and settlement accruals

See Note 15, Commitments and Contingencies, for further details on the accrued legal music licensing matters.

Short-Term Loan

On July 19, 2023, the Company entered into a Commercial Note agreement pursuant to which the Company borrowed $1.0 million from a lender and received gross proceeds in the amount of $0.9 million. The loan provides for repayment in 20 weekly installments and carries $0.5 million in total interest expense provided all payments are timely made. Triller Platform Co. is a Guarantor to the Commercial Note agreement.

On August 8, 2023, the Company entered into a separate Commercial Note agreement (“August Commercial Note”) with the same lender pursuant to which the Company borrowed $1.5 million and received gross proceeds of $1.4 million. Unless prepaid earlier, this loan is to be repaid in 20 equal weekly installments with the final installment to be 20 weeks from the date of the agreement and carries $0.7 million in total interest expense provided all payments are timely made. The loan is guaranteed by Triller Platform Co. The terms of the August Commercial Note also requires the Company to issue warrants to the lender in an amount equal to $0.3 million based on either a 409a valuation or the price of the Company’s Series A Common Stock following a public listing.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

On September 19, 2023, the Company amended the August Commercial Note and borrowed an additional $0.6 million thereon. The amended terms provide that the August Commercial Note is to be repaid in 16 equal weekly installments with the final installment to be 16 weeks from the date of the amendment and carries $0.7 million in total interest expense provided all payments are timely made.

On October 12, 2023, the Company entered into a new Commercial Note agreement (“October Commercial Note”) with a previous lender and borrowed an additional $0.7 million. The October Commercial Note modified and consolidated two existing July and August 2023 Commercial Notes into a new note agreement with a face value of $4.0 million. Unless prepaid earlier, the October Commercial Note is to be repaid in 18 equal weekly installments from the date of the agreement and carries $0.7 million in total interest expense provided all payments are made timely. The loan is guaranteed by Triller LLC. As of December 31, 2023, $4.7 million was due under the Commercial Note Agreements, which is included in other current liabilities on the accompanying balance sheet.

On January 12, 2024, the Company entered into a new Commercial Note agreement (“January Commercial Note”) with a previous lender and borrowed an additional $0.7 million. The Company incurred $6.8 million in interest expense and made aggregate payments of $4.4 million toward the various Commercial Note Agreements during the nine months ended September 30, 2024. As of September 30, 2024, $7.7 million was due under the Commercial Note Agreements, which is included in other current liabilities on the accompanying balance sheet.

NOTE 15 – COMMITMENTS AND CONTINGENCIES

Contractual Commitments

The Company has non-cancelable contractual agreements related to music licensing and other obligations related to the use of copyrighted music.

The future minimum contractual commitments including commitments less than one year, as of September 30, 2024, for each of the next five years are as follows:

Minimum Commitment (in thousands)

2024	$409
2025	1,413
2026	685
2027	—
2028	—
Thereafter	—
Total commitments	$2,507

Legal Matters and Other Contingencies

From time to time, the Company is party to various claims and legal proceedings incident to the operation of its business. For example, the Company is currently involved in proceedings brought by music companies relating to the payment of royalties for music used on its platform, employment and related matters, consumer class actions and suits alleging, among other things, violations of state consumer protection or privacy laws, and contractual disputes over representations and warranties and post-closing obligations associated with business acquisitions.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

In addition, third parties have from time to time claimed, and others may claim in the future, that the Company has infringed their intellectual property rights. The Company is subject to intellectual property disputes, including patent infringement claims, and management expects that it will continue to be subject to intellectual property infringement claims as its services expand in scope and complexity. The Company is not presently involved in any patent infringement and other intellectual property-related lawsuits. The Company may also become more vulnerable to third-party claims as laws such as the Digital Millennium Copyright Act are interpreted by the courts, and the Company becomes subject to laws in jurisdictions where the underlying laws with respect to the potential liability of online intermediaries are either unclear or less favorable. Management believes that additional lawsuits alleging that the Company has violated patent, copyright or trademark laws may be filed against it. Intellectual property claims, whether meritorious or not, are time consuming and often costly to resolve, could require expensive changes in the Company’s methods of doing business or the goods it sells, or could require the Company to enter into costly royalty or licensing agreements.

The Company is also subject to consumer claims or lawsuits relating to alleged violations of consumer protection or privacy rights and statutes, some of which could involve potentially substantial claims for damages, including statutory or punitive damages. Consumer and privacy-related claims or lawsuits, whether meritorious or not, could be time consuming, result in costly litigation, damage awards, fines and penalties, injunctive relief or increased costs of doing business through adverse judgment or settlement, or require the Company to change its business practices, sometimes in expensive ways.

The Company is also subject to, or in the future may become subject to, a variety of regulatory inquiries, audits, and investigations across the jurisdictions where it conducts business, including, for example, inquiries related to consumer protection, employment matters and/or hiring practices, marketing practices, tax, unclaimed property and privacy rules and regulations. Any regulatory actions against the Company, whether meritorious or not, could be time consuming, result in costly litigation, damage awards, fines and penalties, injunctive relief or increased costs of doing business through adverse judgment or settlement, require the Company to change its business practices in expensive ways, require significant amounts of management time, result in the diversion of significant operational resources, materially damage its brand or reputation, or otherwise harm its business.

Legal expenses related to defense, negotiations, settlements, rulings and advice of outside legal counsel are expensed as incurred.

The Company establishes an accrued liability for loss contingencies related to legal and regulatory matters when the loss is both probable and reasonably estimable. Those accruals represent management’s best estimate of probable losses and, in such cases, there may be an exposure to loss in excess of the amounts accrued. For certain of the matters described above, there are inherent and significant uncertainties based on, among other factors, the stage of the proceedings, developments in the applicable facts of law, or the lack of a specific damage claim.

The Company’s accrued liabilities for loss contingencies related to legal and regulatory matters may change in the future as a result of new developments, including, but not limited to, the occurrence of new legal matters, changes in the law or regulatory environment, adverse or favorable rulings, newly discovered facts relevant to the matter, or changes in the strategy for the matter. Regardless of the outcome, litigation and other regulatory matters can have an adverse impact on the Company because of defense and settlement costs, diversion of management resources and other factors.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Sony Music Entertainment

On August 29, 2022, Sony Music Entertainment, Sony Music Entertainment U.S. Latin LLC, Arista Records LLC, Records Label, LLC and Zomba Recording LLC, or collectively, the Plaintiffs, filed a complaint in the United States District Court for the Southern District of New York captioned Sony Music Entertainment, et al. v. Triller, Inc., Case No. 1:22-cv-07380-PKC. On September 22, 2022, Plaintiffs filed a First Amended Complaint or the Complaint, against the Company alleging claims for breach of contract, copyright infringement pursuant to 17 U.S.C. § 1401, contributory copyright infringement, and vicarious copyright infringement. On May 16, 2023, the court entered partial final judgment in favor of Plaintiffs on Plaintiffs’ breach of contract claim and ordered the Company to pay Plaintiffs $4.6 million. Thereafter, the Company and the Plaintiffs entered into a Confidential Settlement Agreement dated July 21, 2023 to resolve Plaintiffs’ remaining claims and provide for an agreed plan for payment of the judgment, pursuant to which the Company agreed to pay an additional sum of money to Plaintiffs and, upon receipt by Plaintiffs of certain payments under the Agreement, Plaintiffs agreed to release claims arising under the Content Distribution Agreement, effective September 1, 2016, between the parties and this action. Though the Company has not fulfilled all of its payment obligations under the Agreement to date, it maintains an ongoing dialogue with Plaintiffs and makes periodic progress reports when available.

On July 21, 2023, the Company entered into a Confidential Settlement Agreement with Sony Music Entertainment, Inc. and its affiliates pursuant to which the parties agreed that the Company would satisfy a judgment the plaintiffs had obtained against the Company’s subsidiary Triller Platform Co. Upon receipt of a specified amount of payment under the agreement, Sony and its affiliates will release the Company and its affiliates from all claims arising out of the action and the underlying Content Distribution Agreement, effective September 1, 2016.

On August 6, 2024, the court entered judgment pursuant to stipulation in the amount of $3.5 million against all Triller requiring triller to make monthly payments of through May 20, 2025. Triller defaulted on the payments and judgement was entered against Triller on August 27, 2024 for the full amount due.

Sony Music Publishing Europe Limited (SOLAR)

On February 23, 2024, Solar filed a complaint in the London, United Kingdom Circuit Common Court against Triller Platform Co. alleging claims of songwriter/producer music publishing rights infringement for £3.8 million and received a default judgement in their favor on May 28, 2024. On September 13, 2024, SOLAR filed an action against Triller Platform Co. in the Superior Court of California for the County of Los Angeles for recognition of this foreign country money judgment in the amount of $4.4 million for the UK Judgment. The company has included these liabilities in its accounts payable and legal contingencies.

Music Licensing

The Company has outstanding contractual obligations to various record labels, music publishers and performing rights organizations (collectively, “Rightsholders”) who have licensed to the Company the right to use sound recordings and musical compositions in connection with the operation of the Triller app and other aspects of the Company’s business. As of September 30, 2024, the Company has recorded liabilities in the amount of $36.7 million for unpaid amounts owed under its music licenses. The Company is also involved in various legal proceedings and has received threats of litigation from Rightsholders. The Company believes it may be or become liable to Rightsholders for additional amounts such as interest, penalty fees, attorneys’ fees, copyright infringement damages and other amounts, but is currently unable to estimate the probability of loss associated with these actions or the range or reasonably possible losses, if any, or the impact such losses may have on the Company’s results of operations, financial condition or cash flows.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Fox Plaza Lease

On August 29th, 2023, Fox Plaza, LLC initiated an action against Proxima Media, LLC and Triller Platform Co. (erroneously sued as Triller, Inc.) in Los Angeles Superior Court alleging breach of lease against Proxima Media, LLC and breach of guaranty against Triller Platform Co. as a result of defendants’ alleged failure to pay rents owed under a commercial office lease. The plaintiff seeks damages in excess of $3.5 million, plus attorney’s fees, costs of suit, and additional damages to be proven at trial. The deadline to respond has not yet passed, but the Company intends to vigorously defend itself in this matter. The Company has accrued a liability for this loss contingency in the amount of $2.0 million. It is reasonably possible that the potential loss may exceed the Company’s accrued liability.

Former Employee Claim

On September 27, 2022, Thorsten Meier, a former employee of the Company, filed a complaint against the Company, Mahi de Silva and Paul Kahn in the Superior Court of California, County of Los Angeles alleging breach of employment contract and various claims under the California Labor Code arising out of the termination of the Plaintiff’s employment with the Company in July 2022. On December 5, 2022, the Company filed a motion to compel arbitration, and, on June 5, 2023, the court ruled in the Company’s favor. Plaintiff filed a demand for arbitration on June 6, 2023, seeking approximately $0.9 million in damages. The Company filed an answer on June 20, 2023. Discovery has not commenced. The Company intends to vigorously defend itself in this matter and believes it will ultimately prevail.

Almazan Class Action Claim

On November 18, 2022, plaintiff Brian Almazan filed a complaint with the Los Angeles Superior Court against Triller Fight Club LLC and Triller, Inc (collectively referred to as the “Defendants”). The plaintiff’s claims arise out of alleged employment law violations which occurred at the TrillerVerz 5 fight event on May 14, 2022. A case management conference was held on July 28, 2023. At the conference, the court lifted the stay on pleadings and permitted class-list discovery after the answer is filed. The Company filed an answer on August 28, 2023. Discovery has not commenced. No trial date has been set. As a result of the ongoing litigation proceedings, the company has included $3.0 million as a contingency pertaining to this claim in its accounts payable and legal contingencies.

Music Licensing Dispute

On January 5, 2023, Universal Music Publishing, Inc. filed a complaint against Triller Platform Co. f/k/a Triller, Inc. in the Superior Court of California, County of Los Angeles alleging breach of contract seeking outstanding amounts owed under various licensing agreements. On February 28, 2023, Triller Platform Co. filed an answer in which it conceded liability under such agreements but contested the claimed damages. On August 31, 2023, the plaintiff filed a motion for summary judgment seeking damages in the amount of $2.9 million, reflecting the sum of unpaid amounts under the agreements and interest at a rate of 10 percent per annum commencing on January 5, 2023. On December 19, 2023, judgment was entered in plaintiff’s favor, and plaintiff was awarded $2.1 million in damages, plus interest at the rate of 10% per annum accruing from November 21, 2023 until the judgment is paid in full. Plaintiff was additionally awarded its litigation costs in an amount that has not been determined. The company has included these liabilities in its accounts payable and legal contingencies. An additional judgment lien in the amount of $2.2 million has been perfected in the State of California against all property of Triller Corp.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Samsung Arbitration Award

On July 1, 2022, Samsung Electronics Co., Ltd. filed a request for arbitration with the secretariat of the International Chamber of Commerce alleging that Triller Platform Co. f/k/a Triller, Inc. had breached a commercial agreement between the two parties by failing to pay $1.8 million of the amounts owed under the contract. As a result of the arbitration, the arbitrator issued a final award on July 1, 2023, awarding $2.4 million in damages to the plaintiff, plus interest at a rate of 1% per month until repaid. The company has included these liabilities in its accounts payable and legal contingencies. A petition to confirm the judgment was filed in the state of California on January 11, 2024.

Triller Legacy, LLC Settlement Agreement

On August 7, 2024, Triller Hold Co, LLC and Triller Acquisition, LLC entered into a settlement agreement with Triller Legacy, LLC (“Legacy”), original sellers of Triller, regarding the 2019 acquisition of Triller from Legacy. The Company agreed to issue 3.48 million shares of Series A common stock to Legacy. Legacy intends to sell 1.75 million shares for a minimum return of $7.0 million by the end of March 31, 2025. The Company must compensate Legacy for any shortfall of share sales below $7.0 million. The Company has the option to purchase up to 1.75 million shares from Legacy at $4.00 per share through December 31, 2024 and $4.75 per share through March 31, 2025. The Company can also opt to pay Legacy $7.0 million. The company has included the estimated guaranteed payment liability in its accounts payable and legal contingencies.

Verzuz Settlement Agreement

On August 18, 2023, the Company received a demand from Verzuz in which Verzuz asserts that an event of default has occurred, and that Verzuz Notes are accordingly immediately due and payable. The Company disputed that an event of default has occurred such that the holders of the Verzuz Notes are entitled to exercise their acceleration right.

The matter was settled on February 16, 2024. As a result of the settlement, Verzuz extinguished $20 million of outstanding principal balance of the convertible notes and the Company returned to Verzuz members all Verzuz intellectual property. The Company recorded a non-cash loss contingency expense of $59.9 million (the overall loss on the settlement transaction including $1.6 million of legal fees) during the year ended December 31, 2023, which is included in Loss contingency in the condensed consolidated statements of operations with the corresponding entry to Verzuz settlement accrual in the condensed consolidated balance sheets at December 31, 2023. During the nine months ended September 30, 2024, Verzuz was deconsolidated due to the settlement, and the intangible assets and goodwill related to the Verzuz acquisition were derecognized against the Verzuz settlement accrual and extinguished debt. Refer to Note 13, Goodwill and Intangible Assets, for further details.

As of September 30, 2024, and December 31, 2023, the Company has accrued $75.4 million for ongoing litigation and contingency related matters.

NOTE 16 – RELATED PARTY ADVANCES

Yorkville Standby Equity Purchase Agreement and Yorkville Convertible Note

On October 23, 2023, Triller and Yorkville Advisors Global, LP (“Yorkville”), entered into a Standby Equity Purchase Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “SEPA”) pursuant to which the Company has the right to issue and sell to Yorkville, from time to time, and Yorkville has the obligation to purchase from Triller, up to $500 million of the Company’s common stock (the “Yorkville Commitment Amount”), subject to certain conditions being met, within 36 months from the date the Company’s shares are listed on the NYSE.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

On April 25, 2024, the SEPA was amended under the Amended and Restated Standby Equity Purchase Agreement (the “First A&R SEPA”) executed by Triller, Yorkville, and AGBA, to, among other things, modify the original SEPA to (i) take into consideration the contemplated Merger (a) by adding AGBA as a party for the period from April 25, 2025 until immediately prior to the consummation of the Merger (the “Merger Time”) (b) by acknowledging that as of the Merger Time, the rights and obligations of Triller Corp. under the First A&R SEPA would become the rights and obligations of the AGBA; and (ii) to provide to Triller financing in the principal amount of $8.51 million (less a 6% original issue discount) of the Yorkville Commitment Amount (the “First Pre-Paid Advance”), funded to Triller and evidenced by a secured convertible promissory note dated as of April 25, 2024, made by Triller Corp. and AGBA in favor of Yorkville (the “Yorkville Convertible Note”).The Yorkville Convertible Note has a stated interest rate of 5% and a maturity date of April 25, 2025, when all principal and interest outstanding is due. Under the terms of the Yorkville Convertible Note, the Company may not prepay or redeem any portion of the outstanding principal and accrued and unpaid interest. At any time or times on or after the consummation of the Merger, Yorkville shall be entitled to convert any portion of the outstanding and unpaid principal and interest into fully paid and nonassessable common shares of the AGBA.

On June 28, 2024, the Second Amended and Restated Standby Equity Purchase Agreement, dated as of June 28, 2024, (the “Second A&R SEPA”) was executed by and among Triller, AGBA and Yorkville to further amend the SEPA, pursuant to which, among other things, (1) to assign all of the rights and obligations of Triller Corp. under the SEPA and Yorkville Convertible Note (First Pre-Paid Advance) to AGBA, and (2) for Yorkville to provide additional financing from to AGBA in the amount of $25 million in the form of an additional pre-paid advance (less a 6% original issue discount) (the “Second Pre-Paid Advance”) in which the proceeds are to be loaned to the Company from AGBA. The obligation of AGBA to repay Yorkville the First Pre-Paid Advance and Second Pre-Paid Advance (collectively the “Advances”), are evidenced by that certain Amended and Restated Secured Convertible Promissory Note, dated as of June 28, 2028, made by AGBA in favor of Yorkville in an aggregate principal amount of $33.51 million. AGBA and Triller entered into a corresponding $33.51 million promissory note dated June 28, 2024 (refer to AGBA Promissory Note below).

The Company’s obligations under the SEPA, promissory notes issued under the SEPA, and the guaranty agreements issued in connection with the SEPA are secured by certain equity interests of the Company and BKFC under a pledge agreement dated June 28, 2024 (the “Yorkville Pledge Agreement”).

AGBA Promissory Note

On June 28, 2024, Triller executed a promissory note in the principal amount of $33.51 million payable to AGBA (“AGBA Promissory Note”) in connection with the Second A&R SEPA. The AGBA Promissory Note has a stated interest rate of 5% and a maturity date of June 28, 2025, when all outstanding principal and interest is due. Under the terms of the AGBA Promissory Note, the Company may prepay all or any portion of the outstanding principal and accrued and unpaid interest at any time and from time to time without premium or penalty. The Company’s obligations under the AGBA Promissory Note are secured by certain equity interests of the Company and BKFC under the Yorkville Pledge Agreement. As of September 30, 2024, the outstanding principal balance and accrued interest under the AGBA Promissory Note was $28.0 million and $0.3 million, respectively, and is included in related party advances on the condensed consolidated balance sheet.

NOTE 17 – RELATED PARTY TRANSACTIONS

Mashtraxx Services Agreement

Pursuant to a Services Agreement entered into on October 8, 2019, the Company’s wholly owned subsidiary Triller Platform Co. f/k/a Triller Inc. (“Platform Co.”) engaged Mashtraxx Limited (“Mashtraxx”) to provide technical support services in connection with Platform Co.’s mobile application and associated software. Mashtraxx is an affiliate of Mashtraxx (Triller Holding) Limited, a beneficial owner of more than 5% of the Company’s equity securities. In 2023 and 2022, Mashtraxx was paid approximately $3.5 million and $4.2 million under the Services Agreement, respectively. As of September 30, 2024, the Company has a payable to Mashtraxx totaling $0.9 million on the condensed consolidated balance sheets. Philip Walsh, a director of the Company, is also a director and officer of Mashtraxx.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Triller Acquisition Issuance & Repurchase; Related Warrant

On September 7, 2021, Triller Acquisition LLC (“Acquisition”) purchased 1,196,472 Class B Common Units of the Company (the “Acquisition Units”) for the aggregate purchase price of $10 million. Concurrently with the transaction, the Company issued a warrant to purchase 2,392,945 Class B Common Units of the Company at an exercise price of $2.035 per unit to an immediate family member of Bobby Sarnevesht, who had funded Acquisition’s purchase of the Acquisition Units. On November 27, 2021, the Company repurchased and redeemed the Acquisition Units for the aggregate purchase price of $10.0 million while the warrants remain outstanding as of September 30, 2024. Acquisition was an affiliate of Bobby Sarnevesht and the Company’s former director Ryan Kavanaugh, who was a director at the time of the transaction. Acquisition was merged with and into the Company on August 17, 2022. On October 7, 2024, 119,647 warrants were net settle exercised into 28,738 shares of Series A Common shares.

Multiverse Investment Fund I LLP

On July 7, 2020, Multiverse Investment Fund I LP (“Multiverse”) entered into a Subscription Agreement with the Company under which Multiverse agreed to and did purchase 982,801 of the Company’s Class B Common Units at a per-unit purchase price of $2.035. Concurrently with the execution of that Subscription Agreement the Company issued Multiverse a warrant to purchase 982,801 of the Company’s Class B Common Units at a per-unit exercise price equal to $2.035. At the time of that transaction both Jack Kavanaugh and Mahinda de Silva, the Company’s CEO, were Managing Members of the General Partner of Multiverse. Mr. de Silva was a director of the Company at the time of the transaction. Mr. de Silva became CEO of the Company on April 14, 2021, and was not the Company’s CEO at the time of the transaction. Ryan Kavanaugh, the Company’s former director and the son of Jack Kavanaugh, was a director at the time of the transaction. On October 7, 2024, the 982,801 warrants were net settle exercised into 800,982 shares of Series A Common shares.

Ryan Kavanaugh Employment Agreement

On October 9, 2019, Platform Co. entered into an employment agreement with Ryan Kavanaugh under which Platform Co. agreed to pay Mr. Kavanaugh a base salary of $1 million per year and a performance bonus determined annually by Platform Co’s Board of Directors based on attainment of performance goals established by Platform Co.’s Board of Directors. Under that agreement, provided Mr. Kavanaugh is still employed by Platform Co. and not in material uncured breach of his agreement, Platform Co. also agreed to cause the Company to issue to Proxima warrants to acquire up to the amount of “Covered Securities” needed to enable Proxima to maintain its percentage interest in the Company as of the date of the employment agreement each time the Company offered to sell Covered Securities in a public or private offering after the effective date of the employment agreement for the same price and on the same terms as the Covered Securities were offered. In the employment agreement “Covered Securities” means any Class A Common Unit or other equity interest in the Company and any right, option or warrant to purchase, or securities convertible into or exercisable or exchangeable for Class A Common Unit or other equity interests in the Company other than securities that are issued by the Company pursuant to any employment contract, employee incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity to or for the benefit of any employee, consultant, officer or director of the Company. No warrants for Covered Securities were issued in 2022, 2023 or the nine months ended September 30, 2024. In 2021, Ryan Kavanaugh was issued the warrants noted below:

In accordance with the employment agreement:

●	On January 1, 2021, the Company issued the Trustee of the R. Kavanaugh Trust a warrant to purchase 9,651,481 of the Company’s Class B Common Units at an exercise price of $2.035 and a warrant to purchase 1,355,634 of the Company’s Class B Common Units at an exercise price of $8.3579.

●	On August 10, 2021, the Company issued the Trustee of the R. Kavanaugh Trust a warrant to purchase 1,289,022 of the Company’s Class B Common Units at an exercise price of $8.3579.

●	On November 12, 2021, the Company issued the Trustee of the R. Kavanaugh Trust a warrant to purchase 1,665,933 of the Company’s Class B Common Units at an exercise price of $8.3579.

●	On December 1, 2021, the Company issued the Trustee of the R. Kavanaugh Trust a warrant to purchase 22,874,778 of the Company’s Class B Common Units at an exercise price of $8.3579.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

In December 2021, the Company and Mr. Kavanaugh orally agreed that Mr. Kavanaugh would not be entitled to further warrant-based compensation pursuant to his employment agreement other than that which had been issued to-date. In March 2022, the Company and Mr. Kavanaugh orally agreed to reduce Mr. Kavanaugh’s salary on a going-forward basis to $1,000 per month.

Bobby Sarnevesht Employment Agreement

On October 9, 2019, Platform Co. entered into an employment agreement with Bobby Sarnevesht under which Platform Co. agreed to pay Mr. Sarnevesht a base salary of $1.0 million per year and a performance bonus determined annually by Platform Co.’s Board of Directors based on attainment of performance goals established by Platform Co.’s Board of Directors. Under that agreement, provided Mr. Sarnevesht is still employed by Platform Co. and not in material uncured breach of his agreement, Platform Co. also agreed to cause the Company to issue to AS Trust (“AS”) and BAS Trust (“BAS”) warrants to acquire up to the amount of “Covered Securities” needed to enable AS and BAS to maintain their respective percentage interests in the Company as of the date of the employment agreement each time the Company offered to sell Covered Securities in a public or private offering after the effective date of the employment agreement for the same price and on the same terms as the Covered Securities were offered. In the employment agreement “Covered Securities” means any Class A Common Unit or other equity interest in the Company and any right, option or warrant to purchase, or securities convertible into or exercisable or exchangeable for, Class A Common Unit or other equity interests in the Company other than securities that are issued by the Company pursuant to any employment contract, employee incentive or benefit plan, stock purchase plan, stock ownership plan, stock option or equity compensation plan or other similar plan where stock is being issued or offered to a trust, other entity to or for the benefit of any employee, consultant, officer or director of the Company. No warrants for Covered Securities were issued in 2022, 2023, or the nine months ended September 30, 2024. In 2021, Bobby Sarnevesht was issued the warrants noted below:

In accordance with the employment agreement:

●	On January 1, 2021 the Company issued to each of AS and BAS warrants to purchase 4,825,740 of the Company’s Class B Common Units at exercise prices of $2.035 and separate warrants to purchase 677,817 of the Company’s Class B Common Units at exercise prices of $8.3579.

●	On August 10, 2021 the Company issued to each of AS and BAS warrants to purchase 644,511 of the Company’s Class B Common Units at exercise prices of $8.3579.

●	On November 12, 2021 the Company issued to each of AS and BAS warrants to purchase 832,967 of the Company’s Class B Common Units at exercise prices of $8.3579.

●	On December 1, 2021, the Company issued to each of AS and BAS warrants to purchase 11,437,389 of the Company’s Class B Common Units at exercise prices of $8.3579.

In December 2021, the Company and Mr. Sarnevesht orally agreed that Mr. Sarnevesht would not be entitled to further warrant-based compensation pursuant to his employment agreement other than that which had been issued to-date. In March 2022, the Company and Mr. Sarnevesht orally agreed to reduce Mr. Sarnevesht’s salary on a going- forward basis to $1,000 per month. In January 2024, Mr. Sarnevesht and the board of directors agreed to reduce Mr. Sarnevesht’s annual base salary to $400,000.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Convertible Debt Financing

During the period beginning November 19, 2021, and ending May 26, 2022, the Company issued 7.5% PIK Unsecured Convertible Promissory Notes to Falcon Triller Convertible Note Ltd. in the aggregate principal amount of $12.3 million (the “Falcon Notes”), BAS Living Trust in the aggregate principal amount of $4.1 million and to AS Trust and BASM HoldCo LLC as joint note holders in the aggregate principal amount of $4.3 million (the notes issued to BAS Living Trust, AS Trust and BASM HoldCo LLC, collectively, the “AS/ BAS Convertible Notes”). Falcon Triller Convertible Note Ltd. is an affiliate of Falcon Triller SPIV Ltd., Falcon Triller SPIV II Ltd., Falcon Triller SPIV III Ltd., and Falcon Triller SPIV IV Ltd., which are the registered holders of the Company’s Class B common units. Bobby Sarnevesht is the trustee of the BAS Living Trust and his mother, Julia Hashemieh, is the trustee of the AS Trust and an affiliate of BASM HoldCo LLC. All principal and accrued interest owed under the Falcon Notes and the AS/BAS Convertible Notes was converted into 2,365,060 Series AA-1 Preferred Units on August 17, 2022.

On January 11, 2024, the Company entered into a Debt Modification and Equity Reclassification Agreement with BAS Living Trust and AS Trust whereby 949,812 units of Series AA-1 Preferred Units valued at approximately $8.6 million were exchanged for (i) 7.5% unsecured subordinated convertible promissory notes in the aggregate principal amount of $8.6 million and (ii) warrants to purchase 1,184,767 Class B common units at an exercise price per unit of $0.01. Refer to Note 10, Debt, for further details.

2022 Senior Convertible Note Financings

On August 18, 2022, the Company entered into a Convertible Note Purchase Agreement with Total Formation Inc. pursuant to which Total Formation Inc. purchased, and the Company issued to Total Formation, a Senior Convertible Note in the principal amount of $25.0 million (the “TFI Note”). The TFI Note bears interest at a rate of 15% per annum and is payable in full upon its one-year maturity date unless earlier converted or accelerated in accordance with its terms. Concurrently with the issuance of the TFI Note and as partial consideration for Total Formation Inc.’s investment, the Company issued to Total Formation Inc. a warrant to purchase 598,236 Series A-1 Preferred Units at an exercise price per unit of $2.72 and entered into a Share Conversion Agreement with Total Formation Inc. and Castle Lion Investments Limited pursuant to which all Class A Common Units and Class B Common Units held by Total Formation Inc. and Castle Lion Investments Limited were converted into 34,163,117 Series A-1 Preferred Units and all warrants to purchase Class B Common Units previously held by Total Formation Inc. were exchanged for a warrant to purchase 7,178,837 Series A-1 Preferred Units at an exercise price per unit of $2.035.

On June 30, 2023, a Senior Convertible Note with a principal amount consisting of the lesser of (a) the aggregate amount of all Bridge Loan Advances (as defined) and (b) $10.3 million was issued to Total Formation Inc. (the “TFI December Note”). The TFI December Note bears 15% annual interest and is payable on demand at any time on or after August 18, 2023 unless earlier converted or accelerated in accordance with its terms. As additional amounts are advanced by Total Formation Inc. to the Company under the TFI December Note, up to $10.3 million (“Bridge Loan Advances”), the principal amount due under the note will increase. As of September 30, 2024, Bridge Loan Advances totaling $10.3 million had been made by Total Formation Inc. to the Company. Concurrently with the issuance of the TFI December Note and as partial consideration for TFI’s investment, the Company issued to TFI a Preferred Warrant to purchase 239,295 Series A-1 Preferred Units at an exercise price per unit of $2.72.

Total Formation Inc. and Castle Lion Investments Limited are affiliates of Tsai Ming Hsing, a beneficial owner of the Company’s equity units. See Note 10, Debt, for more information on the TFI Note and the TFI December Note.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Verzuz Convertible Notes

On September 22, 2022, the Company issued to the former owners of the Company’s subsidiary Verzuz LLC (“Verzuz members”) unsecured Convertible Promissory notes in the aggregate principal amount of $37.0 million (the “Verzuz Notes”) in full settlement of various claims the former owners had brought in connection with post- closing obligations pertaining to the Company’s acquisition of Verzuz in 2021. The Verzuz members are current unitholders of the Company and related parties. See Note 10, Debt, for more information on the Verzuz Notes.

Effective February 16, 2024, the Company entered into the Amended and Restated Settlement Agreement with the founders of Verzuz whereby the Company agreed to pay, as reimbursement for attorneys’ fees incurred in connection with Amended and Restated Settlement Agreement and prior settlement agreements, the founders of Verzuz (i) $282,500 upon execution of the Amended and Restated Settlement Agreement; and (ii) $282,500 within three weeks from the effective date of the Amended and Restated Settlement Agreement. The Amended and Restated Settlement Agreement is effective only upon receipt by the Verzuz founders of the initial payment of $282,500 and the offer proposed in said agreement becomes null and void if such initial payment is not received by February 12, 2024. Additionally, the Company agreed with the founders of Verzuz to (i) cancel the convertible notes having an aggregate balance of $10.0 million and extinguish $0.4 million of accrued interest payable on these notes through February 10, 2024, such that all of the accrued and unpaid interest on the canceled convertible notes is extinguished; and (ii) amend the convertible notes with an aggregate balance of $27 million to have an aggregate balance of $17 million and extinguish $0.4 million of accrued interest payable on the amended convertible notes through February 10, 2024, such that the amended convertible notes have accrued interest of $2.0 million as of February 10, 2024. Immediately prior to the Company’s Reorganization, the $17.0 million notes balance will automatically be converted into a number of Class B units of Triller Hold Co LLC as is determined by dividing the total notes balance at such time by the fair market value of the Class B Units as determined by the Company in its sole discretion at the time of conversion. Upon consummation of the Reorganization, the Class B units will be exchanged into shares of the Company’s Series A common stock.

2022 Debt Financing

During the period beginning May 25, 2022 and ending September 26, 2022, the Company issued promissory notes in the aggregate principal amount of $4.9 million to BAS Living Trust, AS Trust, Mahi de Silva and Proxima Media LLC. The notes mature upon the one-year anniversary of their respective issuance dates and accrue simple interest at rates ranging from 1.85% to 3.05%. Bobby Sarnevesht is the trustee of BAS Living Trust and his mother, Julia Hashemieh, is the trustee of the AS Trust. Mahi de Silva is the Company’s Chief Executive Officer. Proxima Media LLC is a beneficial owner of more than 5% of the Company’s equity securities. On January 11, 2024, the Company entered into a Debt Modification and Equity Reclassification Agreement with various related party promissory noteholders whereby approximately $5.5 million under the Company’s related party promissory notes, including the Aryana Note and BASM Note, was cancelled and exchanged for (i) 7.5% unsecured subordinated convertible promissory notes in the aggregate principal amount of $7.2 million and (ii) warrants to purchase 1,163,657 Class B common units at an exercise price per unit of $0.01. Refer to Note 10, Debt, for further details.

Dog for Dog Sponsorship

On April 7, 2021 Triller Fight Club LLC (“Fight Club”), a subsidiary of the Company, and Dog for Dog Inc. (“Dog for Dog”) entered into an agreement under which Dog for Dog agreed to pay Fight Club $7.5 million (the “Sponsorship Fee”) for certain sponsorship rights to three events produced by Fight Club featuring boxing matches between Jake Paul and Ben Askren on April 17, 2021, Evander Holyfield and Vitor Belfort on September 11, 2021, and a Triad Combat event featuring Frank Mir and Kubrat Pulev on November 27, 2021. The Sponsorship Fee was payable no later than April 2023, and as part of discontinued operations, the Company’s receivable was written-off as of September 30, 2023. The expense is included in Net income (loss) from discontinued operations, net of income taxes on the condensed consolidated statements of operations and comprehensive loss. Through an affiliated entity, Ryan Kavanaugh, the Company’s former director who was a director at the time of the transaction, is the majority owner of and exercises control over Dog for Dog.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

Bay Area Surgical Management (“BASM”) Transactions

In connection with BASM’s provision of payroll and accounting services to the Company, $0.5 million has been accrued for services as of September 30, 2024. BASM is an affiliate of Bobby Sarnevesht.

Bobby Sarnevesht & Affiliate Share and Note Redemption & Note Issuance; Rescission

On October 21, 2022, the Company redeemed from AS Trust and BAS Living Trust 949,812 Series AA-1 Preferred Units, terminated all outstanding promissory notes held by AS Trust, BAS Living Trust and BASM HoldCo LLC, and issued in exchange (i) 6.0% unsecured subordinated promissory notes in the aggregate principal amount of $14.1 million to the Aryana Health Care Foundation, AS Trust, BAS Living Trust and BASM HoldCo LLC and (ii) warrants to purchase 1,595,998 Class B Common Units at an exercise price per unit of $5.00 to the Aryana Health Care Foundation, AS Trust and BASM HoldCo LLC. These notes and warrants were rescinded and are no longer outstanding as of September 30, 2024. Bobby Sarnevesht, one of the Company’s founders, is the trustee of the BAS Living Trust and his mother, Julia Hashemieh, is an affiliate of the Aryana Health Care Foundation, and BASM HoldCo LLC and the trustee of the AS Trust.

Aryana Health Care Foundation October 2022 Promissory Note

On October 21, 2022, the Company issued a 6.0% unsecured promissory note in the initial aggregate principal amount of $4.0 million to the Aryana Health Care Foundation. Julia Hashemieh, the mother of one of the Company’s founders, Bobby Sarnevesht, is an affiliate of the Aryana Health Care Foundation. See the section titled January 2024 Bobby Sarnevesht & Affiliate Note Exchange and Warrant Issuances below for more information on the Aryana Note.

BASM December 2022 Promissory Note and Affiliate Warrant

On December 5, 2022, the Company issued to BASM HoldCo LLC (i) a 6.0% unsecured promissory note in the aggregate principal amount of $2.5 million to BASM HoldCo LLC in respect of a loan in the same amount and (ii) as additional consideration for the loan, a warrant to purchase 1,410,436 Class B Common Units at an exercise price per unit of $0.01 to Julia Hashemieh, an affiliate of BASM HoldCo LLC and the mother of one of the Company’s founders, Bobby Sarnevesht. See the section titled January 2024 Bobby Sarnevesht & Affiliate Note Exchange and Warrant Issuances below for more information on the BASM Note.

Sabeera Subscription Agreements

On April 7, 2023, the Company entered into a Subscription Agreement with Sabeera Triller 1 LLC (“Sabeera 1”), pursuant to which the Company is entitled to draw down from time to time, at its option and in its sole discretion, up to a maximum aggregate amount of $100 million of gross proceeds from Sabeera 1 in exchange for a Convertible Note in an amount equal to 110% of the sum of all draws. The Convertible Note will mature 180 days after its initial issuance and bear simple interest, payable in kind, at a rate of 7.5% per annum, and is convertible (x) at the option of the holder at any time while the note remains outstanding and (y) automatically in the event of a qualified equity financing, IPO, direct listing, or change of control. Additionally, the Company will issue to Sabeera 1 warrants to purchase up to 14,104,372 shares of its Class A Common Units at an exercise price per share of $0.01. The warrants will be issued on a rolling, pro rata basis that corresponds with the amount of funding drawn, if any, from the facility. Sabeera 1’s obligation to provide funding under the facility will end upon the earlier to occur of (i) the consummation of a planned reorganization to be consummated in connection with a go-public transaction involving the Company (the “Reorganization”) and (ii) the date which is ten (10) business days prior to the maturity date of the Convertible Note. There are no fees or other charges payable to Sabeera 1 in order to maintain the investment commitment. Adel Ghazzawi, a director of the Company, is the manager of Sabeera 1.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

On April 7, 2023, the Company entered into a subscription agreement with Sabeera Triller 2 LLC (“Sabeera 2”) pursuant to which the Company is entitled to draw down from time to time, at its option and in its sole discretion, up to a maximum aggregate amount of $100 million of gross proceeds from Sabeera 2 in exchange for a Convertible Note in an amount equal to the sum of all draws. The Convertible Note will mature 180 days after its initial issuance and bear simple interest, payable in kind, at a rate of 7.5% per annum, and is convertible (x) at the option of the holder at any time while the note remains outstanding and (y) automatically in the event of a qualified equity financing, IPO, direct listing, or change of control. Additionally, the Company will issue to Sabeera 2 warrants to purchase up to 14,104,372 shares of its Class A Common Units at an exercise price per share of $0.01, as well as warrants to purchase up to 1,410,437 shares of Class A Common Units at an exercise price per share equal to the then-current fair market value on the date each such warrant is granted. The warrants will be issued on a rolling, pro rata basis that corresponds with the amount of funding drawn, if any, from the facility. Sabeera 2’s obligation to provide funding under the facility will end upon the earlier to occur of (i) the consummation of the Reorganization and (ii) the date which is ten (10) business days prior to the maturity date of the Convertible Note. There are no fees or other charges payable to Sabeera 2 in order to maintain the investment commitment. Adel Ghazzawi, a director of the Company, is the manager of Sabeera 2. Upon consummation of the Reorganization, the Class A Common Units will be exchanged into shares of the Company’s Series A Common Stock.

Sabeera Convertible Note

As of September 30, 2024, the Company has received $1.9 million in advances from Sabeera Triller I LLC, and issued a convertible note in the sum of $1.9 million and 189,273 warrants to purchase shares of the Company’s Class A Common Units at an exercise price of $0.01 per share (which will be converted into 189,100 shares of our Series A Common Stock following the consummation of the Reorganization).

January 2024 Bobby Sarnevesht & Affiliate Note Exchange and Warrant Issuances

On January 11, 2024, Triller Acquisition LLC (“Acquisition”) entered into a Debt Modification and Equity Reclassification Agreement with Aryana Healthcare Foundation, BASM Hold Co LLC and BAS Living Trust whereby we cancelled and exchanged each promissory note held by these entities as well as 949,812 Series AA-1 preferred units held by these entities and issued in exchange (i) 7.5% unsecured subordinated convertible promissory notes in the aggregate principal amount of $15.8 million to the Aryana Health Care Foundation, AS Trust, BAS Living Trust and BASM Hold Co LLC and (ii) warrants to purchase 2,418,898 Class B common units at an exercise price per unit of $0.01 to the Aryana Health Care Foundation, AS Trust and BASM Hold Co LLC. Bobby Sarnevesht, one of our founders and our Chief Executive Officer, is the trustee of the BAS Living Trust and his mother, Julia Hashemieh, is an affiliate of the Aryana Health Care Foundation, and BASM Holdco LLC and the trustee of the AS Trust. See Note 10, Debt, for more information. Upon consummation of the Reorganization, the Class B Common Units will be exchanged into shares of the Company’s Series A Common Stock.

NOTE 18 – SUBSEQUENT EVENTS

The Company has evaluated events subsequent to September 30, 2024, to assess the need for potential recognition or disclosure in the condensed consolidated financial statements. Such events were evaluated through November 7, 2024, the date and time the condensed consolidated financial statements were issued, and it was determined that no subsequent events, except as follows, occurred that required recognition or disclosure in the condensed consolidated financial statements.

Related party advances

Through November 7, 2024, AGBA advanced an additional $3.0 million in connection with the related party promissory note entered into on June 28, 2024.

On October 16, 2024, the Company entered into a $5.4 million exchange note with Triller Group, Inc. and Giant Wisdom Ventures Limited, a related party entity, and pledged 5,000,000 shares of BKFC common stock. The note bears15% interest per year compounded daily. Interest and principal are due on January 16, 2025 and is payable in cash or an equivalent number of BKFC common stock at a value of $9.00 per share.  In the event of a default, the note bears daily interest at 25% per year.

Triller Corp.

Notes to the Condensed Consolidated Financial Statements (Unaudited)

On October 16, 2024, the Company entered into a $5.0 million a loan agreement with Giant Wisdom Ventures Limited bearing 18% daily interest per year. The loan is guaranteed by Triller Group, Inc. and collateralized by 5,000,000 shares of BKFC common stock. Interest and principal are due on January 16, 2025 and is payable in cash.  In the event of a default, the note bears daily interest at 21% per year.

The proceeds were used to pay $5.4 to BKFC sellers, $2.8 million in principal and interest due on the Allrem promissory note and $2.2 million principal and interest due on the Manole Fintech convertible note.

Warrants exercised

On October 7, 2024, the Company net settled 2,572,341 warrants with exercise prices ranging from $0.01 per share to $8.36 per share at an agreed upon value of $11.00 per share resulting in net settled shares issued of 1,960,793 and compensation expense to the warrant holders of $ 1.8million.

BKFC October Equity Subscription

On October 7, 2024, Triller purchased 41,666 Common Shares in BKFC for consideration of $500,000. Triller also received 41,666 Warrants in BKFC exercisable at $12.00 per share.

NOTE 19 – DISCONTINUED OPERATIONS

In June 2022, the Company’s management announced its intentions to strategically divest TFC Productions. This decision enabled the Company to focus financial and management resources on its core ongoing operations and towards the Company’s growth strategies. As a result of these actions, TFC Productions is reported as a discontinued operation in the condensed consolidated financial statements for all periods presented in accordance with ASC 205-20, Discontinued Operations. The Company does not have or anticipate having any significant continuing involvement or continuing revenues and expenditures associated with the business. The assets and liabilities of the discontinued operation have been aggregated and reported on separate lines of the condensed consolidated balance sheets. As of June 30, 2022, TFC Productions was no longer being operated by the Company and the Company no longer incurs any material production and operating costs associated with the component. Additional costs were incurred subsequent to June 30, 2022, to settle certain vendor contracts. Future costs will be incurred relating to TFC Productions as the Company continues to settle litigation and other matters relating to this discontinued business.

The operating results of TFC Productions, which is shown as discontinued operations on the Company’s condensed consolidated financial statements, were as follows for the periods presented:

	For the Nine Months Ended September 30,
	2024	2023
Revenue	—	—
Operating costs and expenses	—	—
Cost of revenues	—	—
Research and development	—	—
Selling and marketing	—	—
Asset write-offs (recoveries)	—	(200)
General and administrative	—	—
Total operating expenses	—	(200)
Loss (gain) from discontinued operations	—	(200)
Income taxes	—	—
Loss (gain) from discontinued operations net of taxes	—	(200)